                          FIRST AMENDED AND RESTATED
                       STOCK & ASSET PURCHASE AGREEMENT

     This FIRST AMENDED AND RESTATED STOCK & ASSET PURCHASE AGREEMENT (this "First Amended Agreement"), dated as of February 12, 2002, is entered into by and among IMPERIAL SUGAR COMPANY, a Texas corporation ("Imperial"), SAVANNAH FOODS & INDUSTRIES, INC., a Delaware corporation ("SFI" or "Seller"), MICHIGAN SUGAR COMPANY, a Michigan corporation (the "Company"), RAGUS HOLDINGS, INC., a Delaware corporation ("Ragus"), and MICHIGAN SUGAR BEET GROWERS, INC., a Michigan Agricultural Cooperative ("Buyer").

                             Background Statement

     The parties hereto initially entered into a Stock and Asset Purchase Agreement (the "Agreement") dated as of August 6, 2001, and the parties desire to amend and replace the Agreement by entering into this First Amended Agreement; therefore, the parties hereby enter into this First Amended Agreement for the purpose of replacing and superceding the Agreement in its entirety, making the Agreement null and void.

     The parties acknowledge: that Shareholder, the Company, and other related entities were part of a consolidated group of debtors in cases (hereinafter collectively referred to as the "Bankruptcy Case") instituted on January 16, 2001 (the "Petition" date) under Chapter 11 of the United States Bankruptcy Code (Title 11 of the United States Code, (S)(S) 101, et seq.) before the United States Bankruptcy Court for the District of Delaware (the "Court"); that said consolidated group of debtors emerged from bankruptcy as of August 29, 2001; and that no Court approval is required for the parties to enter into this First Amended Agreement for the purpose of replacing the Agreement.

                                  WITNESSETH:

     WHEREAS, Imperial, SFI, the Company, Ragus and Buyer agree that the terms and conditions of this First Amended Agreement shall supercede and replace the Agreement and any other agreements between the parties that may conflict with the First Amended Agreement;

     WHEREAS, Imperial owns all of the issued and outstanding capital stock of SFI, SFI owns all of the issued and outstanding capital stock of the Company, and the Company owns all of the issued and outstanding stock of Great Lakes Sugar Company, an Ohio corporation ("Great Lakes"); and

     WHEREAS, Imperial owns all of the issued and outstanding capital stock of Ragus, and Ragus owns certain intellectual property which is licensed to, and used in the operations of, the Company; and

     WHEREAS, SFI desires to sell to Buyer all of the issued and outstanding capital stock of the Company and Great Lakes, and Buyer desires to purchase all of the issued and outstanding capital stock of the Company and Great Lakes upon the terms and subject to the conditions set forth herein (hereinafter, the purchase of such stock of the Company and stock of Great Lakes is sometimes referred to collectively as the "Stock Acquisition"); and

     WHEREAS, in connection with and after said Stock Acquisition, Ragus desires to license and eventually sell to Buyer certain intellectual property licensed to and used in the operations of the Company, and Buyer desires to purchase said property (the "Ragus Assets"), upon the terms and subject to the conditions set forth herein (hereinafter, such purchase is sometimes referred to as the "Ragus Assets Acquisition"); and

     WHEREAS, in connection with the purchases and sales contemplated hereby, the Buyer has entered into certain ancillary agreements with Imperial and/or certain subsidiaries of Imperial concerning the post-closing operations of the Company, all on the terms and conditions as set forth hereinafter;

     NOW, THEREFORE, the parties hereto hereby agree as follows:


                                   ARTICLE 1

                                  DEFINITIONS

     In addition to terms used and otherwise defined herein, as used in this First Amended Agreement (including the Schedules and Exhibits hereto), the following definitions shall apply:

     1.01 "Affiliate" of a specified Person means a Person that directly or indirectly controls or is controlled by, or is under common control with, the Person specified.

     1.02 "Ancillary Agreements" means, collectively, the "Marketing Agreement" attached hereto as Exhibit A; the "Facility Lease Agreement" attached hereto as
                   ---------
Exhibit B; and, the "Factories Management Agreement" attached hereto as Exhibit
---------                                                               -------
C.
-

     1.03  RESERVED

     1.04  RESERVED.
     1.05 "Beet Processing Facilities" means the sugarbeet processing facilities located in Caro, Carrollton, Croswell, and Sebewaing, Michigan.

     1.06 "Business" means the business conducted by the Company immediately prior to the Closing relating to the processing of sugar beets and the manufacturing of sugar and related by-products.

     1.07 "Business Know-How" means manufacturing and other know-how, trade secrets, formulas, processes, Product formulations and specifications, ingredient lists, packaging and labeling specifications, business information, including customer lists, and all books and records relating to any of the foregoing. Business Know-How shall not include the Ragus Assets, or any intellectual property associated therewith. Business Know-How shall not include a method of processing water devised by the Company, "Caro Water Processing Process" (See
Schedule 8.3).
------------

     1.08 "Code" means the Internal Revenue Code of 1986, as amended, and any reference to any particular Code provision shall be interpreted to include any revision of or successor to such provision regardless of how numbered or classified.

     1.09  RESERVED.

     1.10  RESERVED.

     1.11  RESERVED.

     1.12  RESERVED.
     1.13
     1.13  RESERVED.

     1.14 "Liability" means any liability, obligation, debt, undertaking or commitment of any nature, whether known or unknown, accrued, absolute, contingent or otherwise, and whether due or to become due.

     1.15 "Person" means any individual, corporation, partnership, limited liability company, business trust, joint stock company, trust unincorporated organization, joint venture, firm or other entity, or a government or any political subdivision or agency, department or instrumentality thereof.

     1.16  RESERVED.

     1.17  "Products" means the products identified on Schedule 1.17 attached
                                                       -------------
hereto.

     1.18  RESERVED.

     1.19 "Senior Secured Lenders" means the senior secured lenders of Imperial and/or any of its Affiliates listed on attached Schedule 1.19.
                                                --------------

     1.20 "Trademarks" means any words, names, logos, symbols, designs or devices or any combination thereof, whether or not registered, used to identify and distinguish the Products from those manufactured or sold by others and to indicate the source of the goods. Trademarks shall not include the Ragus Assets (as described in Schedule 4.1) or any intellectual property associated therewith.

     1.21 "Transfer Taxes" means any tax, and all sales and use, excise, value added, transfer, stamp, recording, documentary, registration, conveyancing or similar taxes, duties or other expenses related to the transactions contemplated by this First Amended Agreement.

                                   ARTICLE 2

                           PURCHASE AND SALE OF THE
                    STOCK OF THE COMPANY AND OF GREAT LAKES

     2.1  Purchase and Sale of Stock.  On the terms and subject to the
          --------------------------
conditions of this First Amended Agreement and at the Closing, SFI shall sell, convey, transfer and assign to Buyer, and Buyer shall purchase from SFI, all of the issued and outstanding stock of the Company and of Great Lakes.

          2.1.1  Excluded Assets/Liabilities.  Buyer and Seller acknowledge and
                 ---------------------------
agree that any benefits or receivables due to Imperial, and any liabilities or obligations of Imperial, under the Facility Lease Agreement, Factories Management Agreement and Marketing Agreement are excluded from the transfer of stock from Seller to Buyer.

     2.2  Consideration Paid by Buyer.  Buyer shall pay to SFI the "Closing Date
          ---------------------------
Purchase Price" which shall include the following:

          2.2.1 Buyer shall pay to SFI at Closing $29,000,000 in immediately available certified funds by federal reserve wire transfer as directed by SFI; and

          2.2.2 Buyer shall pay to SFI a sum equal to $15,000,000, said amount to be financed by Imperial as a term loan (hereinafter the "Term A Loan") in accordance with the terms and conditions of the loan agreement entered into by Buyer and Imperial as of the Closing Date (hereinafter the "Credit Agreement"), including the notes pertaining thereto, substantially in the form attached hereto as Exhibit D; and
          ---------

          2.2.3 Buyer shall pay to SFI a sum equal to $1,000,000, said amount to be financed by Imperial as a term loan (hereinafter the "Term B Loan") ") in accordance with the terms and conditions of the Credit Agreement, including the notes pertaining thereto, substantially in the form attached hereto as Exhibit
                                                                       -------
D.
-

     2.3  Earnest Money Deposit.  SFI acknowledges that Buyer has paid to SFI a
          ---------------------
non-refundable earnest money deposit of Five Hundred Thousand Dollars ($500,000). If Closing occurs on or before March 1, 2002, the deposit shall be
                                            -------------
applied against the portion of the purchase price due to be paid by Buyer to SFI at Closing under Section 2.2.1. If Closing does not occur on or before March 1,
                                                                        --------
2002, then the earnest money deposit shall remain the property of SFI.
----

                                   ARTICLE 3

                                   RESERVED.

                                   ARTICLE 4

                 USE AND SALE OF THE RAGUS ASSETS POST-CLOSING

     4.1  Use of the Ragus Assets Post-Closing.
          ------------------------------------

          4.1.1 Effective upon the consummation of the Closing on the Closing Date, Ragus hereby grants to Buyer for no additional consideration an exclusive license to the Company to use the Ragus Assets described on attached Schedule
                                                                     --------
4.1.1 in connection with the Company's marketing, sale and distribution of the
-----
Company's Products (the "Ragus License"), said Ragus License to be granted for the period ending as of the expiration date of the first term of the Marketing Agreement (Exhibit A); provided, however, that the Ragus License shall terminate
           ---------
in the event that Buyer violates any of the terms and conditions of the Credit Agreement, including any notes pertaining thereto, which violation has not been timely cured as provided in the Credit Agreement.

          4.1.2 The Ragus License and the Marketing Agreement shall be coterminous; however, the parties agree that, in the event the Marketing Agreement terminates by reason of breach by the Buyer, any attending termination of the Ragus License shall not operate to cause the Ragus Assets to be transferred to the Buyer.

     4.2  Sale of the Ragus Assets Post-Closing.   Ragus shall transfer good and
          --------------------------------------
marketable title to the Ragus Assets to Buyer for the total consideration of One Dollar ($1.00) upon the expiration of the first term of the Marketing Agreement unless the Ragus License is terminated in accordance with Section 4.1.1 herein, in which case Ragus shall transfer good and marketable title to the Ragus Assets to Buyer for the consideration of One Dollar ($1.00) only upon the Buyer's satisfaction of, or Imperial's waiver of, the terms and conditions of the Credit Agreement, including any notes pertaining thereto. The date that the Ragus Assets are transferred to Seller hereunder shall be the "Ragus Transfer Date."

     4.3  Allocation of Purchase Price.  The purchase price paid for the Ragus
          ----------------------------
Assets shall be as reasonably determined by Buyer. Neither Buyer nor SFI, nor any Affiliate of either, unless required to do so by applicable law, shall knowingly take any position (whether in financial statements, audits, tax returns or otherwise) which is inconsistent with the allocation under this
Section 4.3. Buyer and SFI shall exchange drafts of any information returns required by Section 1060 of the Code, and any similar state statute that is applicable, at least 60 days prior to filing such returns and shall discuss any modification by the receiving party.

     4.4  No Liability Assumed in Connection with Sale of the Ragus Assets.
          -----------------------------------------------------------------
Buyer shall not assume any Liability associated with the business and operations of Ragus.

                                   ARTICLE 5

                                OTHER AGREEMENTS

     5.1  Marketing.  Imperial and Buyer have entered into a Marketing
          ---------
Agreement, attached as Exhibit A, under which Imperial agrees to handle sales
                       ---------
and marketing of all sugar for Buyer for a period of ten (10) years at a marketing management fee and on the terms set forth in said agreement. Said Marketing Agreement shall operate separately and independently from this First Amended Agreement, and shall survive any termination or expiration of this First Amended Agreement.

     5.2  By-Products.  As of the Closing date, Buyer shall retain ownership of
          -----------
and shall be responsible for the sales and marketing of all by-products of the sugar refining process commencing with the 2001 sugarbeet crop, subject to marketing contracts which are in effect as of April 1, 2001, and subject to such marketing contracts as the Buyer shall establish.

     5.3  Year 2000 Crop Payment / Repair and Maintenance.
          -----------------------------------------------

          5.3.1  April, 2001 Payment under the Year 2000 Grower Contract:  Buyer
                 -------------------------------------------------------
acknowledges that the Company has caused to be paid to each grower who contracted with the Company for the 2000 sugarbeet crop a sum equal to Two and One-Half Dollars ($2.50) per ton of such grower's sugarbeets. Between now and the date of Closing, the Company shall apply an amount equal to Two and One-Half Dollars ($2.50) per ton of sugarbeets toward the "Year 2001 Repair and Maintenance Costs" (as described in Schedule V of the Facility Lease Agreement attached as Exhibit B) incurred after March 22, 2001. Buyer acknowledges, on
            ---------
behalf of the Buyer and no other person or entity, that the payment to growers and the application of monies by the Company towards the Year 2001 Repair and Maintenance Costs provided for in this Section 5.3.1 together constitute full satisfaction of the Company's obligations for, or related to, the April, 2000 payment due or to become due under the "Year 2000 Grower Contract". The "Year 2000 Grower Contract" as used herein is defined as the contracts entered into by the Company and the growers for the purchase of sugar beets for processing at the Company's facilities for the fiscal year 2000.

          5.3.2 October, 2001 Payment under the Year 2000 Grower Contract: Buyer
                ---------------------------------------------------------
acknowledges that the Company applied an amount equal to Two and One-Half Dollars ($2.50) per ton of sugarbeets toward the Year 2001 Repair and Maintenance Costs incurred after March 2001, and Buyer acknowledges, on behalf of the Buyer and no other person or entity, that this application of these monies satisfies the Company's obligations for, or related to, the October 2001 payment due or to become due under the Year 2000 Grower Contract.


                                   ARTICLE 6

            OPERATIONS OF THE COMPANY & GREAT LAKES PENDING CLOSING

     6.1  Operations by the Company Pending Closing. SFI has caused the Company
          -----------------------------------------
to
operate in keeping with its normal business practices from August 10, 2001 through Closing, subject to the conditions set forth in this Article 6 and elsewhere in this First Amended Agreement:

          6.1.1 The Company shall not have been obligated to operate any one of the Beet Processing Facilities at a projected operating level which would produce a loss at normal operating levels and in keeping with past practices of the Company; provided, however, that, prior to materially changing the operating levels at a factory, the Company conferred with the Buyer and provides ten (10) day's notice to the Buyer and an opportunity to cover such loss.

          6.1.2 Operations during the period between March 22, 2001 and October 1, 2001 reflected the Repair and Maintenance and grower payments as set forth in
Section 5.3 hereof provided that, if the Buyer does not close the Proposed Transaction by February 28, 2002, Buyer shall reimburse to the Company the
               -----------------
amounts the Company applied to the Repair and Maintenance Costs as described in
Section 5.3 no later than April 1, 2002.
                          -------------

          6.1.3 The ownership of harvested beets and refined sugar and by-products shall be retained by the Buyer. The Company has leased certain assets of the Company to Buyer upon the terms set forth in the Facility Lease Agreement, attached as Exhibit B, which allows Buyer to place the sugar under
                       ---------
CCC loans. The Company, as agent for Buyer, and in a manner set forth in the Factories Management Agreement, attached as Exhibit C, has agreed to manage the
                                            ---------
assets and process and market the sugar at the expense of Buyer together with a management fee of Four Dollars ($4.00) per ton of beets delivered, which expense and fee shall be withheld from the proceeds of the sale of sugar before remitting the balance to the Buyer provided, however, that the proceeds are deposited in a separate account as set forth in the Marketing Agreement, Exhibit
                                                                         -------
A.  There shall not be a separate sales and marketing fee while a management fee
-
due to the Company is applicable under the Factories Management Agreement. The Facility Lease Agreement, Factories Management Agreement and Marketing Agreement shall operate separately and independently from this First Amended Agreement and shall survive any termination or expiration of this First Amended Agreement.
On the Closing Date, the Buyer and Imperial shall have entered into a the Credit Agreement and a Guarantee and Collateral Agreement (hereinafter "Security Agreement"), in addition to any notes and other agreements pertinent thereto, which Security Agreement has been incorporated into, and made a part hereof as Exhibit E.
---------


                                   ARTICLE 7

   CLOSING OF SALE OF THE STOCK OF THE COMPANY AND THE STOCK OF GREAT LAKES;
                               CLOSING CONDITIONS

     7.1  Closing.
          -------

          7.1.1 The closing (the "Closing") of the purchase of the stock of the Company and the stock of Great Lakes shall be held at the offices of Michigan Sugar Company in Saginaw, Michigan, at 10:00 a.m., local time, February 12, 2002. The date on which the Closing shall occur is hereinafter referred to as the "Closing Date," and the Closing shall be deemed effective as of the close of business on the Closing Date. The parties have agreed to enter into a Closing Memorandum mutually agreeable to the parties as of the Closing Date to memorialize the Closing and understandings of the parties regarding post-closing activities.

          7.1.2 At the Closing, subject to and on the terms and conditions set forth in this First Amended Agreement, Buyer shall deliver to SFI (a) by federal reserve wire transfer to U.S. bank accounts designated in writing by SFI immediately available funds in an aggregate amount equal to the cash portion of the Closing Date Purchase Price, (b) certified copies of resolutions duly adopted by Buyer's board of directors authorizing the execution, delivery and performance of this First Amended Agreement, the Ancillary Agreements and the other agreements contemplated hereby, (c) a certificate of the Secretary or an Assistant Secretary of Buyer as to the incumbency of the officer(s) of Buyer (who shall not be such Secretary or Assistant Secretary) executing this First Amended Agreement and the Ancillary Agreements (d) a short-form certificate of good standing of Buyer, certified by the Secretary of State of Buyer's state of incorporation as of a date not more than three business days prior to the Closing Date; and (e) a fully executed Credit Agreement and Security Agreement,
including any   notes and other agreements pertaining thereto.

          7.1.3 At the Closing, subject to and on the terms and conditions set forth in this First Amended Agreement, SFI shall deliver or cause to be delivered to Buyer (a) such appropriately executed instruments of sale, assignment, transfer and conveyance in form and substance reasonably satisfactory to Buyer evidencing and effecting the sale and transfer to Buyer of the stock of the Company and the stock of Great Lakes (it being, understood, however, that such instruments shall not require SFI, Imperial, any affiliate or any other Person to make any additional substantive representations, warranties or covenants, express or implied, not contained in this First Amended Agreement) and such other documents (including duly executed Ancillary Agreements) as are specifically required by this First Amended Agreement, (b) certified copies of resolutions duly adopted by SFI's board of directors authorizing the execution, delivery and performance of this First Amended Agreement, the Ancillary Agreements and the other agreements contemplated hereby, (c) a certificate of the Secretary or an Assistant Secretary of SFI as to the incumbency of the officer(s) of SFI (who shall not be such Secretary or Assistant Secretary) executing this First Amended Agreement and the Ancillary Agreements (d) a short-form certificate of good standing of SFI, certified by the Secretary of State of the state of its incorporation as of a date not more than three business days prior to the Closing Date; and (e) a fully executed Credit Agreement and Security Agreement, including any notes and other agreements pertaining thereto.

          7.1.4 Except as provided in Section 12.7, at the Closing Date, SFI shall, and shall cause the Company to, deliver possession to Buyer all of the Company's tangible and intangible assets, except with respect to the Ragus
Assets.   Prior to the Closing, except as otherwise provided herein, SFI and
Buyer shall agree on reasonable procedures to transfer possession of said assets to Buyer at Closing, or with the prior agreement of Buyer, as soon as practicable on or after the Closing.

     7.2  RESERVED.
          ---------

     7.3  Conditions to Closing.
          ---------------------

          7.3.1  Buyer's Obligation.  The obligation of Buyer to purchase and
                 ------------------
pay for the stock of the Company and the stock of Great Lakes is subject to the satisfaction (or waiver by Buyer) as of the Closing of the following conditions:

                 7.3.1.1 The representations and warranties of SFI made in this First Amended Agreement shall be true and correct as of the Closing Date, except for representations and warranties that speak as of a specific date or time (which need only be true and correct as of such date or time), and SFI shall have performed or complied with all obligations and covenants required by this First Amended Agreement to be performed or complied with by SFI by the time of the Closing;

                 7.3.1.2 No injunction or order of any court or administrative agency of competent jurisdiction shall be threatened, pending or in effect as of the Closing which (a) restrains or prohibits the purchase and sale of the stock of the Company or the stock of Great Lakes, (b) restricts or would restrict Buyer in the operation of the Business or any Business operated by Buyer as of such date as a result of the Closing, (c) seeks to invalidate or render unenforceable any material provision of this First Amended Agreement or any of the Ancillary Agreements, or (d) imposes or seeks to impose a material fine or other damage on Buyer as a result of the transactions contemplated by this First Amended Agreement, and there shall not be any action taken, or any statute, rule, regulation, judgment, order or injunction enacted, entered, enforced, promulgated, issued or deemed applicable to the transactions contemplated hereby by any federal, state or foreign court, government or governmental authority or agency, which would reasonably be expected to result, directly or indirectly, in any of the foregoing;

                 7.3.1.3 SFI shall have obtained, or caused to be obtained, the Required Consents (as defined in Section 12.1.1);

                 7.3.1.4 SFI shall have, or shall cause to be, removed, satisfied, released, discharged and otherwise extinguished, with no liability to Buyer or its affiliates, all mortgages, liens, security interests or other encumbrances of any nature on or affecting the stock of the Company, the stock of Great Lakes, the Business and the related assets, including any lien in favor of Harris Trust but excluding Permitted Encumbrances (as defined herein), and SFI shall provide Buyer with such evidence of such removal satisfaction, release or extinguishment as Buyer may reasonably request;

                 7.3.1.5 SFI shall have executed and delivered to Buyer the Ancillary Agreements and the other certificates, documents and instruments required to be delivered by SFI pursuant to Section 7.1.3;

                 7.3.1.6  RESERVED.

                 7.3.1.7 Buyer shall have obtained commitments for financing satisfactory to complete the transaction contemplated herein;

                 7.3.1.8  RESERVED.

                 7.3.1.9 All necessary permits, regulatory approvals and consents shall have been obtained;

                 7.3.1.10 Buyer shall be reasonably satisfied with the results of due diligence investigations (including financial, operational, environmental and title matters) relating to the stock of the Company, the Business to be acquired, the Great Lakes Assets and the Ragus Assets, all said due diligence to be completed prior to Closing; and

                 7.3.1.11 The Credit Agreement, including the notes pertaining thereto, substantially in the form attached hereto as Exhibit D, and the
                                                      ----------
Security Agreement, including any documents pertaining thereto, substantially in the form attached as Exhibit E, shall have been executed by all parties
                     ---------
thereto.

          7.3.2  SFI's Obligation.  The obligation of SFI to sell and deliver or
                 ----------------
cause to be sold and delivered the stock of the Company and the stock of Great Lakes to Buyer is subject to the satisfaction (or waiver by SFI) as of the Closing of the following conditions:

                 7.3.2.1 The representations and warranties of Buyer made in this First Amended Agreement shall be true and correct as of the Closing Date, except for representations and warranties that speak as of a specific date or time (which need only be true and correct as of such date or time), and Buyer shall have performed or complied with the obligations and covenants required by this First Amended Agreement to be performed or complied with by Buyer by the time of the Closing;;

                 7.3.2.2 No injunction or order of any court or administrative agency of competent jurisdiction shall be in threatened, pending or effect as of the Closing which (a) restrains or prohibits the purchase and sale of the stock of the Company and the stock of Great Lakes, (b) seeks to invalidate or render unenforceable any material provision of this First Amended Agreement or any of the Ancillary Agreements or (c) imposes or seeks to impose a material fine or other damage on SFI as a result of the transactions contemplated by this First Amended Agreement, and there shall not be any action taken, or any statute, rule, regulation, judgment, order or injunction enacted, entered, enforced, promulgated, issued or deemed applicable to the transactions contemplated hereby by any federal, state or foreign court, government or governmental authority or agency, which would reasonably be expected to result, directly or indirectly, in an of the foregoing;

                 7.3.2.3 Buyer shall have executed and delivered to SFI the Ancillary Agreements, the other certificates, documents and instruments required to be delivered by Buyer pursuant to Section 7.1.2, the Credit Agreement, including the notes pertaining thereto, substantially in the form attached hereto as Exhibit D and the Security Agreement, including any documents
          ---------
pertaining thereto, substantially in the form attached as Exhibit E; and
                                                          ---------

     7.4  RESERVED.
          --------

     7.5  Conditions to the Transfer of the Ragus Assets.
          ----------------------------------------------

          7.5.1  Conditions to Each Party's Obligations.  Neither Ragus nor
                 --------------------------------------
Buyer shall be subject on the Ragus Transfer Date to any order, decree or injunction of a court of competent jurisdiction that enjoins or prohibits the consummation of the transactions contemplated by this First Amended Agreement relating to the Ragus Assets, nor shall there be pending a suit or proceeding by any Governmental Authority that seeks injunctive or other relief in connection with such transactions.

          7.5.2  Conditions to the Obligations of Buyer.  The obligations of
                 --------------------------------------
Buyer to purchase the Ragus Assets contemplated hereby shall be subject to the following conditions, any one or more of which may be waived by Buyer: (a) all representations and warranties of Ragus contained in Article 8 with respect to the Ragus Assets shall be true and correct in all material respects as of the Ragus Transfer Date as though made as of such date, except for matters that do not individually or in the aggregate have a material adverse effect on the Ragus Assets; and (b) Ragus shall have performed and complied in all material respects with all covenants and agreements contained in this First Amended Agreement required to be performed and complied with by Ragus with respect to the sale and transfer of the Ragus Assets at or prior to the Ragus Transfer Date.

          7.5.3  Conditions to the Obligations of Ragus.  The obligations of
                 --------------------------------------
Ragus to effect the transactions contemplated hereby shall be subject to the following conditions, any one or more of which may be waived by SFI: (a) all representations and warranties of Buyer contained in this First Amended Agreement shall be true and correct in all material respects as of the Ragus Transfer Date as though made as of such date, except for matters that do not materially impair the ability of Buyer to perform its obligations under this First Amended Agreement; and (b) Buyer shall have performed and complied in all material respects with all covenants and agreements contained in this First Amended Agreement required to be performed and complied with by it at or prior to the Ragus Transfer Date.


                                   ARTICLE 8

           REPRESENTATIONS AND WARRANTIES OF IMPERIAL, SFI AND RAGUS

     8.1  Authority; No Conflicts.
          -----------------------

          8.1.1  Imperial represents and warrants, as of the Closing Date, that
(i) Imperial is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation; (ii) subject to approval of the Board of Directors of Imperial, General Electric Capital Corporation ("GECC") and the Senior Secured Lenders, Imperial has all requisite corporate power and authority to enter into this First Amended Agreement and the Ancillary Agreements to which it is a party and to consummate the transactions contemplated hereby and thereby; (iii) Imperial has all requisite corporate power and authority and all authorizations, licenses, permits and certificates necessary to carry on its business now being conducted and to own, lease and operate its assets; (iv) all requisite corporate action required to be taken by Imperial to authorize the execution, delivery and performance of this First Amended Agreement and the Ancillary Agreements to which it is a party and the consummation of the transactions contemplated hereby and thereby has been taken; (v) all requisite corporate action required to be taken by Imperial to authorize the performance of this First Amended Agreement and the consummation of the transactions contemplated hereby has been taken;
(vi) Imperial has duly executed and delivered this First Amended Agreement and the Ancillary Agreements to which it is a party; (vii) subject to the approval of the Board of Directors of Imperial, GECC and the Senior Secured Lenders, this First Amended Agreement and the Ancillary Agreements to which Imperial is a party constitute, or will constitute, as applicable, valid and binding obligations of Imperial, enforceable against it in accordance with their respective terms; and (viii) the execution and delivery by Imperial of this First Amended Agreement and the Ancillary Agreements to which it is a party do not, and the consummation by Imperial of the transactions contemplated hereby and thereby and compliance by Imperial with the terms hereof and thereof will not, conflict with, or result in any violation of or default under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a benefit under, or result in the creation of any lien, claim, encumbrance, security interest, option, charge or restriction of any kind upon any of the assets or stock being sold hereunder (including but not limited to the stock of the Company and the stock of Great Lakes) under, or require any consent, authorization, approval or action by or notice to any third party or court or governmental body under (a) any provision of the articles of incorporation, bylaws or other organization documents of Imperial, (b) any note, bond, mortgage, indenture, deed of trust, license, lease, contract, commitment, agreement or arrangement to which Imperial may be a party or by which Imperial or its assets are bound or affected, other than those contracts set forth in
Schedule 8.1.1 with respect to which the approval, exemption, authorization or
--------------
consent of a third party is required (the "Imperial Contracts"), or (c) any judgment, order or decree or any statute, law, ordinance, rule or regulation applicable to Imperial, other than any such conflicts, violations, defaults, rights or liens, claims, encumbrances, security interests, options, charges or restrictions that, individually or in the aggregate, would not materially and adversely affect the ability of Imperial to consummate the transactions contemplated hereby.

          8.1.2 SFI represents and warrants, as of the Closing Date, as follows: (i) each of SFI, the Company, and Great Lakes (collectively, the "SFI Companies") is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation; (ii) SFI owns, directly or indirectly, all of the issued and outstanding stock of the Company, and the Company owns all of the issued and outstanding capital stock of Great Lakes; (iii) subject to approval of the Board of Directors of each of the SFI Companies, and the Senior Secured Lenders, each of the SFI Companies has all requisite corporate power and authority to enter into this First Amended Agreement and the Ancillary Agreements to which it is a party, and to consummate the transactions contemplated hereby and thereby; (iv) each of the SFI Companies has all requisite corporate power and authority and all authorizations, licenses, permits and certificates necessary to carry on its respective business now being conducted and to own, lease and operate its respective assets; (v) all requisite corporate action required to be taken by each of the SFI Companies to authorize the execution, delivery and performance of this First Amended Agreement and the Ancillary Agreements to which each such entity may be a party and the consummation of the transactions contemplated hereby and thereby has been taken; (vi) all requisite corporate action required to be taken by each of the SFI Companies to authorize the performance of this First Amended Agreement and the consummation of the transactions contemplated hereby has been taken;
(vii) each of the SFI Companies has duly executed and delivered this First Amended Agreement and the Ancillary Agreements to which each such entity may be a party; (viii) subject to the approval of the Board of Directors of each of the SFI Companies and the Senior Secured Lenders, this First Amended Agreement and the Ancillary Agreements constitute, or will constitute, as applicable, valid and binding obligations of each of the SFI Companies a party thereto, enforceable against each such party in accordance with their respective terms; and (ix) the execution and delivery by each of the SFI Companies of this First Amended Agreement and the Ancillary Agreements to which each such entity may be a party do not, and the consummation by each such entity a party thereto of the transactions contemplated hereby and thereby and compliance by each such entity with the terms hereof and thereof will not, conflict with, or result in any violation of or default under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a benefit under, or result in the creation of any lien, claim, encumbrance, security interest, option, charge or restriction of any kind upon any of the assets or stock being sold hereunder (including but not limited to the stock of the Company and the stock of Great Lakes) under, or require any consent, authorization, approval or action by or notice to any third party or court (except for the bankruptcy Court) or governmental body under (a) any provision of the articles of incorporation, bylaws or other organization documents of each of the SFI Companies, (b) any note, bond, mortgage, indenture, deed of trust, license, lease, contract, commitment, agreement or arrangement to which any of the SFI Companies or Great Lakes may be a party or by which any of the SFI Companies or their respective assets are bound or affected, other than those contracts of SFI set forth in Schedule 8.1.2 with respect to which the approval, exemption,
             --------------
authorization or consent of a third party is required (the "SFI Contracts"), those contracts of the Company set forth in Schedule 8.1.2 with respect to which
                                            --------------
the approval, exemption, authorization or consent of a third party is required (the "Company Contracts"), and those contracts of Great Lakes set forth in in
Schedule 8.1.2 with respect to which the approval, exemption, authorization or
--------------
consent of a third party is required (the "Great Lakes Contracts"), or (c) any judgment, order or decree or any statute, law, ordinance, rule or regulation applicable to either of the SFI Companies, other than any such conflicts, violations, defaults, rights or liens, claims, encumbrances, security interests, options, charges or restrictions that, individually or in the aggregate, would not materially and adversely affect the ability of any of the SFI Companies to consummate the transactions contemplated hereby.

          8.1.3 Ragus represents and warrants that, as of the Closing Date, (i) Ragus is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation; (ii) subject to approval of the Board of Directors of Ragus and the Senior Secured Lenders, Ragus has all requisite corporate power and authority to enter into this First Amended Agreement to which it is a party and to consummate the transactions contemplated hereby and thereby; (iii) Ragus has all requisite corporate power and authority and all authorizations, licenses, permits and certificates necessary to carry on its business now being conducted and to own, lease and operate its assets; (iv) all requisite corporate action required to be taken by Ragus to authorize the execution, delivery and performance of this First Amended Agreement to which it is a party and the consummation of the transactions contemplated hereby and thereby has been taken; (v) all requisite corporate action required to be taken by Ragus to authorize the performance of this First Amended Agreement and the consummation of the transactions contemplated hereby has been taken; (vi) Ragus has duly executed and delivered this First Amended Agreement to which it is a party;
(vii) subject to the approval of the Board of Directors of Ragus and the Senior Secured Lenders, this First Amended Agreement to which Ragus is a party constitute, or will constitute, as applicable, valid and binding obligations of Ragus, enforceable against it in accordance with their respective terms; and
(viii) the execution and delivery by Ragus of this First Amended Agreement to which it is a party do not, and the consummation by Ragus of the transactions contemplated hereby and thereby and compliance by Ragus with the terms hereof and thereof will not, conflict with, or result in any violation of or default under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a benefit under, or result in the creation of any lien, claim, encumbrance, security interest, option, charge or restriction of any kind upon any of the assets or stock being sold under, or require any consent, authorization, approval or action by or notice to any third party or court or governmental body under (a) any provision of the articles of incorporation, bylaws or other organization documents of Ragus, (b) any note, bond, mortgage, indenture, deed of trust, license, lease, contract, commitment, agreement or arrangement to which Ragus may be a party or by which Ragus or its assets are bound or affected, other than those contracts set forth in Schedule
                                                                      --------
8.1.3 with respect to which the approval, exemption, authorization or consent of
-----
a third party is required (the "Ragus Contracts"), or (c) any judgment, order or decree or any statute, law, ordinance, rule or regulation applicable to Ragus, other than any such conflicts, violations, defaults, rights or liens, claims, encumbrances, security interests, options, charges or restrictions that, individually or in the aggregate, would not materially and adversely affect the ability of Ragus to consummate the transactions contemplated hereby.

     8.2  Title to the Stock and Assets.
          -----------------------------

          8.2.1  The Stock of the Company and of Great Lakes.  SFI represents
                 -------------------------------------------
and warrants that SFI has good and indefeasible title to all the stock of the Company and, through the Company, the stock of Great Lakes, all free and clear of all mortgages, liens, security interests or encumbrances of any nature whatsoever.

          8.2.2  The Company's Assets.  SFI represents and warrants that the
                 --------------------
Company has good and indefeasible title to all of its tangible and intangible assets, free and clear of all mortgages, liens, security interests or encumbrances of any nature whatsoever, except (i) mechanics', carriers', workmen's, repairmen's or other like liens arising or incurred in the ordinary course of business, and liens for taxes and other governmental charges which are not yet due and payable and will not be due and payable prior to the Closing;
(ii) other imperfections of title, restrictions and encumbrances, if any, which imperfections of title, restrictions or encumbrances are not material in amount or do not, individually or in the aggregate, impair the continued use and operation of the assets to which they relate in any material respect in the operation of the Business as currently conducted; and (iii) those liens and other matters of record set forth on Schedule 8.2.2 attached (collectively, the
                                     --------------
"Company Permitted Encumbrances").

          8.2.3  RESERVED.
                 --------

          8.2.4  The Great Lake Assets.  SFI represents and warrants that, at
                 ---------------------
the Closing

Date, Great Lakes will have, good and indefeasible title to all of its tangible and intangible assets, free and clear of all mortgages, liens, security interests or encumbrances of any nature whatsoever, except (i) mechanics', carriers', workmen's, repairmen's or other like liens arising or incurred in the ordinary course of business, and liens for taxes and other governmental charges which are not yet due and payable and will not be due and payable and will not be due and payable prior to the Closing; (ii) other imperfections of title, restrictions and encumbrances, if any, which imperfections of title, restrictions or encumbrances are not material in amount or do not, individually or in the aggregate, impair the continued use and operation of the assets to which they relate in any material respect in the operation of the Business as currently conducted; and (iii) those liens and other matters of record set forth on Schedule 8.2.4 attached (collectively, the "Great Lakes Permitted
   --------------
Encumbrances").

          8.2.5  The Ragus Assets.  Ragus represents and warrants that, at the
                 ----------------
Ragus Transfer Date, Ragus will have, good and indefeasible title to all of its tangible and intangible assets, free and clear of all mortgages, liens, security interests or encumbrances of any nature whatsoever, except for those liens, imperfections of title, restrictions and encumbrances, if any, set forth on
Schedule 8.2.5 attached (collectively, the "Ragus Permitted Encumbrances").
--------------

     8.3  Intellectual Property.   SFI represents and warrants as follows: (a)
          ---------------------
except for the intellectual property rights disclosed on Schedule 8.3 (which
                                                         ------------
includes but is not limited to the Ragus Assets and Caro Water Processing Process), the Company owns or has the right to use, without payment to any other party, all patents, Trademarks (registered or unregistered), trade names, trade dress, packaging service marks, applications therefor, copyrights, trade secrets, designs, plans, specifications, technical information and other proprietary rights which the Company currently uses in its business (collectively, the "Intellectual Property"); (b) except as disclosed on Schedule
                                                                        --------
8.3, no claims are pending or, to the best of the knowledge of the Company,
---
threatened in writing against the Company by any Person with respect to the Company's ownership or use of any of the Intellectual Property; (c) except as disclosed on Schedule 8.3, no licenses, sublicenses or agreements pertaining to
             ------------
any of the Intellectual Property have been granted or entered into by or on behalf of the Company, other than any intercompany licenses among one or more of the entities part of Imperial's consolidated group, all of which intercompany licenses will be terminated as of the Closing; and (d) except as disclosed on
Schedule 8.3: (i) no actions, suits or claims made pending or, to the knowledge
------------
of the Company, threatened in writing alleging that the manufacture, sale, or use of any of the Products or the use by the Company of any of the Intellectual Property infringes any intellectual property rights (including any patents) of a third party, or infringes upon or otherwise violates any rights of a third party; (ii) the Company is not subject to any judgment, order, writ, injunction or decree of any court or any federal, state, local or other governmental department, agency or instrumentality, domestic or foreign, or any arbitrator, or is a party to any contract or agreement that restricts or impairs the validity, enforceability or use of any of the Intellectual Property as currently used in the Business; (iii) no Person has a right to receive a royalty or a similar payment in respect of any Intellectual Property other than Ragus; (iv) all registrations of the Trademarks that are included in the Intellectual Property have been maintained in all material respects and are validly existing; and (v) neither the development, manufacture, distribution, marketing, use or sale of any Product nor the use of any Intellectual Property by the Company infringes the intellectual property rights of any third party. At Closing, SFI shall grant Buyer, for no additional consideration, a Royalty Free Patent License to use the Caro Water Processing Process in a form substantially similar to the form attached as Exhibit F.
---------

     8.4  Contracts of the Company and Great Lakes.  SFI represents and warrants
          ----------------------------------------
as follows:

          8.4.1  Schedule 8.4.1 lists the following agreements, contracts,
                 --------------
commitments, and undertaking, whether oral or written, to which the Company or Great Lakes is a party, which are in effect as of the date hereof, and which relate to the operation of the business or the assets of the Company or Great Lakes, other than contracts entered into in the ordinary course of the business of the Company or Great Lakes: (i) written contracts for the employment of an Employee or other Person on a full-time or consulting basis or relating to severance pay for any such Person; (ii) written confidentiality agreement binding upon or inuring to the benefit of the Company; (iii) written agreement or indenture mortgaging, pledging or otherwise placing a lien on any assets;
(iv) contract or group of related contracts with the same party with a value in excess of $25,000.00 for the purchase of products or services, including contracts with third parties for the research, development, manufacture or packaging of the Products or for the supply of raw materials, ingredients, packaging materials or other supplies; (v) contract or group of related contracts with the same party for the sale of Products or services, including contracts with customers; (vi) contract or group of related contracts with the same party (other than any contract or group of related contracts for the purchase or sale of products or services) continuing over a period of more than six months from the date or dates thereof, not terminable by it on 30 days' or less notice without penalty and having a value in excess of $10,000.00; (vii) contract which prohibits the Company or Great Lakes from freely engaging in the Business anywhere in the world; (viii) contract with a value in excess of $10,000.00 for the distribution, marketing, advertising or promotion of any of the Products, including any distributor, sales, consulting, advertising, marketing, promotional or merchandising contracts; and (ix) license agreement or agreement providing for the payment or receipt of royalties or other compensation by any party in connection with the Intellectual Property.

          8.4.2 Each agreement, contract, commitment and undertaking required to be disclosed in Schedule 8.4.1 and to which the Company is a party is a valid
                   --------------
and binding obligation of the Company and is in full force and effect. Each agreement, contract, commitment and undertaking required to be disclosed in
Schedule 8.4.1 and to which Great Lakes is a party is a valid and binding
--------------
obligation of Great Lakes and is in full force and effect. Except as disclosed on Schedule 8.4.2, as the case may be, and, to the knowledge of the Company with
   --------------
respect to those agreements, contracts, commitments and undertakings to which the Company is a party, each other contracting party has performed all material obligations required to be performed by it to date under each agreement, contract, commitment and undertaking required to be disclosed in Schedule 8.4.1
                                                                 --------------
and is not in breach or default in any material respect thereunder. Except as disclosed on Schedule 8.4.2, as the case may be, and, to the knowledge of Great
             --------------
Lakes with respect to those agreements, contracts, commitments and undertakings to which Great Lakes is a party, each other contracting party has performed all material obligations required to be performed by it to date under each agreement, contract, commitment and undertaking required to be disclosed in
Schedule 8.4.1 and is not in breach or default in any material respect
--------------
thereunder.

          8.4.3 Prior to the date of this First Amended Agreement, except as disclosed in Schedule 8.4.1, Buyer has been provided an opportunity to review a
             --------------
true and correct copy of each written contract or commitment, and a written description of each oral contract or commitment, referred to in Schedule 8.4.1,
                                                                --------------
together with all amendments, waivers or other changes thereto.

     8.5  Litigation; Decrees.  Except as provided on Schedule 8.5 attached
          -------------------                         ------------
hereto, SFI represents and warrants that (a) there are no legal, administrative, arbitration or other proceedings or governmental investigations, lawsuits, actions or claims relating to the Company, pending or, to the knowledge of the Company, threatened in writing against the Company, at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign that could reasonably be expected to have a material and adverse effect on Buyer's operation of the Business following Closing, and (b) there are no legal, administrative, arbitration or other proceedings or governmental investigations, lawsuits, actions or claims relating to Great Lakes, pending or, to the knowledge of Great Lakes, threatened in writing against Great Lakes, at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign that could reasonably be expected to have a material and adverse effect on Buyer's operation of Great Lakes following the Closing Date.

     8.6  Absence of Changes or Events.  SFI represents and warrants that,
          ----------------------------
except as set forth on Schedule 8.6, since March 31, 2001, taken as a whole,
                       ------------
there has been no material adverse change in the business or the operating results, customer, employee or supplier relations or business condition of the Company or of Great Lakes, other than changes relating to the manufacture, marketing and sale of the Products and the sugar business in general and not specifically relating to either the Company's business or Great Lakes' business.

     8.7  Compliance with Applicable Laws.  SFI represents and warrants as
          -------------------------------
follows:

          8.7.1  Except as set forth on Schedule 8.7.1, the respective
                                        --------------
businesses of the Company and Great Lakes each has been conducted in compliance in all material respects with all applicable statutes, laws, ordinances, rules, orders and regulations of any governmental authority or instrumentality, including, but not limited to, federal, state, local and foreign statutes, laws, ordinances, rules, orders, regulations and other requirements pertaining to product labeling and food and consumer products safety. Except as set forth on
Schedule 8.7.1, or on some other Schedule hereto, since September 30, 1999,
--------------                                          ------------------
neither the Company nor Great Lakes has received any written communication from a governmental authority that alleges that any of the businesses of the Company or Great Lakes, including the sale of the Products, is not in compliance with applicable federal, state, foreign or local laws, rules and regulations.

          8.7.2 Each of the Company and Great Lakes has in full force and effect all licenses, permits and certificates, from federal, state, local and foreign authorities (including, without limitation, federal and state agencies regulating food safety) necessary to conduct the Business. Schedule 8.7.2 sets
                                                            --------------
forth a correct and complete list of such licenses, permits and certificates other than business licenses and secretary or department of state certificates applicable to all businesses generally. Each of the Company and Great Lakes has conducted its respective businesses in compliance with all material terms and conditions of such licenses, permits and certificates, except as provided on Schedule 8.7.2.
                                                               --------------

     8.8  Taxes.  Except as set forth on Schedule 8.8, all federal, state,
          -----                          ------------
local, foreign and other tax returns, reports and declarations of every nature required to be filed by or on behalf of the Company or Great Lakes (either separately or as part of a consolidated group) prior to the Closing Date have been or will be timely filed on or before the due date thereof, including any permissible extension periods, and such returns, reports and declarations as so filed are complete and accurate and disclose all taxes required to be paid for the periods covered thereby and all such taxes have been or will be timely paid in full by the due date thereof, including any permissible extension periods. Except as set forth on Schedule 8.8, there are no liens for taxes levied against
                       ------------
the Company or Great Lakes, except liens for taxes that are not yet due and payable and that will not be due and payable prior to the Closing, including any permissible extension periods.

     8.9  Products.  SFI represents and warrants as follows:
          --------

          8.9.1  Schedule 1.17 sets forth a true and complete list of all
                 -------------
Products of the Company.

          8.9.2 Each of the Products and/or its ingredients prepared, manufactured, and sold by the Company (including Products in process and in inventory on the Closing Date) have been, or will have been, prepared, manufactured, and sold by the Company in compliance, in all material respects, with the United States Food, Drug and Cosmetic Act, as amended (the "Food and Drug Act"), and all rules and regulations promulgated thereunder and all applicable federal, state and municipal laws and regulations governing the purity of food sold for human consumption and nutritional labeling requirements (all together the "Food Acts"). To the best of the knowledge of the Company, all Products and/or its ingredients (including Products in process and in inventory on the Closing Date) manufactured for the Company by a third party were manufactured by such third party in compliance, in all material respects, with the Food Acts. No Products of the Company sold before the Closing Date have been or will be "adulterated" or "contaminated" within the meaning of the Foods Acts or have constituted an article prohibited from introduction into interstate commerce under the Food Acts. No Products in process or in inventory of the Company on the Closing Date will be "adulterated" or "contaminated" within the meaning of the Foods Acts or, based on its condition on the Closing Date with respect to the Company, will constitute an article prohibited from introduction into interstate commerce under the Food Acts when introduced after the Closing Date.

          8.9.3 To the knowledge of the Company, all the ingredients in each of the Products of the Company generally are available on the open market and the Company is unaware of any imminent or threatened shortage of supply.

          8.9.4 The Company has not, whether voluntarily or as a result of any action by any governmental or regulatory authority or trade or consumer group, recalled or withdrawn a product for any reason, including any manufacturing or labeling defect, impurity or adulteration, or issued any press release or public statements containing any statement advising its trade customers or consumers of the products to treat such products in any manner, other than any such action taken in the ordinary course.

          8.9.5 Except for any guaranty or warranty implied by law, the Company has not given any guaranty or warranty or made any representation in respect of products or services supplied or agreed to be supplied by the Company, or has accepted any liability or obligation in respect of any such products or services which would apply after any such products or services have been supplied, except for such guaranties and warranties made in the ordinary course.

     8.10 Inventory.  SFI represents and warrants that, with respect to each of
          ---------
the Company and Great Lakes, such entity's inventory consists of raw products, packaging, and materials relating to the products that are usable in the ordinary course of such entity's business as now conducted.

     8.11 Employees.  Prior to Closing, SFI provided Buyer with a list of each
          ----------
employee who performs functions exclusively in connection with the Business of the Company and the position, title, remuneration (including any scheduled salary or remuneration increases), date of employment and accrued vacation pay of each such employee (the "Company Employees") and a list of each employee who performs functions exclusively in connection with the business of Great Lakes and the position, title, remuneration (including any scheduled salary or remuneration increases), date of employment and accrued vacation pay of each such employee (the "Great Lakes Employees"). Upon being provided by SFI, the list provided pursuant to this Section 8.11 shall be annexed as Schedule 8.11 of
                                                                --------------
this First Amended Agreement.

     8.12 Labor and Employee Benefits.  SFI represents and warrants as follows:
          ---------------------------
(a) as of the date of this First Amended Agreement, factory hourly workers at the Carrollton, MI, Caro, MI, Sebewaing, MI and Croswell, MI factories are represented by the Bakery, Confectionary, Tobacco Workers & Grain Millers, AFL-CIO-CLC and its Locals No. 259G (Carrollton, MI), 260G (Caro, MI), 261G (Sebewaing, MI) and 262G (Croswell, MI) under collective bargaining agreement effective August 1, 1998 through July 31, 2001 (the "Current Michigan Union Contract"); (b) as of the date of this First Amended Agreement, factory hourly workers at the Great Lakes facility are represented by the Bakery, Confectionary, Tobacco Workers & Grain Millers, AFL-CIO-CLC and its Local No. 294 - G, under a collective bargaining agreement effective June 1, 1999 through May 31, 2002 (the "Current Ohio Union Contract"); (c) other than the current Michigan Union Contract and the Current Ohio Union Contract, neither the Company nor Great Lakes is aware of any additional attempt by any union to organize either the Company Employees or the Great Lakes Employees; (d) no employee of the Company or Great Lakes is employed under a written employment agreement, except for Mark Flegenheimer who is party to an employment agreement with Imperial; (e) the employee pension benefit plans and employee welfare benefit plans of the Company and Great Lakes in which their respective employees are participants have been administered in accordance with their terms and comply in all material respects with Employee Retirement Income Security Act of 1974, as amended, and the Code; and (f) prior to the Closing, SFI shall contribute the amount necessary to cause the market value of the assets under any employee pension benefit plan maintained by Company pursuant to a collective bargaining agreement (other than a multiemployer plan within the meaning of Section 3(37) of ERISA) to equal or exceed the present value of all vested accrued liabilities thereunder determined in accordance with the assumptions used for funding standard account purposes on the Form 5500 Schedule B for 1999.

     8.13 Broker's or Finder's Fees.  Buyer will not, directly or indirectly,
          -------------------------
have any liability or expense as a result of undertakings or agreements of any of the Imperial Companies for brokerage fees, finder's fees, attorneys fees, agent's commissions or similar forms of compensation in connection with this First Amended Agreement, the Ancillary Agreements, or any agreement or transaction contemplated hereby or thereby.

     8.14 Liabilities of the Company at Closing.  At the Closing, the Company
          -------------------------------------
shall have no liabilities or obligations, either accrued, absolute, contingent or otherwise, which, with respect to the financial position of the Company as of the Closing, are in the aggregate material, except any matter fitting into any one or more of the following categories: (a) to the extent such liabilities and obligations are reflected in the financial statements attached as part of
Schedule 8.14 and not paid or discharged prior to the Closing, (b) those
-------------
liabilities or obligations incurred in or as a result of the normal and ordinary course of the Company's business since the effective date of said financial statements, or (c) those contracts, agreements, liabilities and obligations either disclosed anywhere on the schedules attached hereto or not required to be disclosed on said schedules.

     8.15 Liabilities of Great Lakes at the Closing Date.  At the Closing Date,
          ----------------------------------------------
Great Lakes shall have no liabilities or obligations, either accrued, absolute, contingent or otherwise, which, with respect to the financial position of the Company as of the Closing Date, are in the aggregate material, except any matter fitting into any one or more of the following categories: (a) to the extent such liabilities and obligations are reflected in the financial statements attached as part of Schedule 8.15 and not paid or discharged prior to the Closing, (b)
           -------------
those liabilities or obligations incurred in or as a result of the normal and ordinary course of Great Lake's business since the effective date of said financial statements, or (c) those contracts, agreements, liabilities and obligations either disclosed anywhere on the schedules attached hereto or not required to be disclosed on said schedules.


                                   ARTICLE 9

                            COVENANTS OF THE COMPANY

     9.1  RESERVED.

     9.2  Operations of the Company pending Closing.  Except as permitted by the
          ------------------------------------------
terms of this First Amended Agreement or as set forth in Schedule 9.2, from
                                                         ------------
August 10, 2001 to the Closing, SFI has ensured that the Company has caused its business to be conducted, and the Great Lakes business to be conducted, in the ordinary course consistent with past practice, and did not do any of the following without the prior written consent of Buyer:

          9.2.1 make any material change in the conduct of its business, except as specifically contemplated by this First Amended Agreement;

          9.2.2 sell, lease, license or otherwise dispose of, or agree to sell, lease, license or otherwise dispose of, any interest in its assets, except for sales of Products and inventory in the ordinary course of business, the sale of salvage equipment not necessary to the operation of the Great Lakes Assets which are currently listed for sale, and the transfer of the stock of Great Lakes to SFI at or before Closing;

          9.2.3  amend or terminate any of the contracts listed on Schedule
                                                                   --------
8.4.1, other than in the ordinary course of business or as necessary for the
-----
maintenance of property relating to the Business;

          9.2.4 fail to use commercially reasonable efforts to preserve intact the reputation of its business and the goodwill of suppliers, customers and others having business relations with it; or

          9.2.5 fail to use commercially reasonable efforts to maintain good relations with its employees or take any action with respect to the grant of any bonuses, salary increases, severance or termination pay for any of its employees or with respect to any increase of benefits payable in effect on the date hereof to any of its employees.

     9.3  RESERVED.
          --------

     9.4  Notices.  With regard to the period between August 10, 2001 and the
          -------
Closing, SFI has promptly notified Buyer of (a) any material adverse change in the Business; (b) any governmental complaints, investigations or hearings as to the Business of which SFI has been advised in writing, or the institution of any litigation, involving the Business, (c) any notice or other written communication received by SFI or the Company alleging the existence of any default or event which with notice or lapse of time or both would become a default under any of the contracts listed on Schedule 8.4.1; or (d) any
                                             --------------
development or event causing a material breach of any of the representations or warranties contained in Article 8 of this First Amended Agreement.

     9.5  No-Shop.  Except as required by the fiduciary duty of any of the
          -------
officers or directors of Imperial or any of the Imperial Affiliates from and after the date hereof until the Closing (unless this First Amended Agreement is otherwise terminated as provided for herein), (i) SFI has not, and caused its Affiliates and its and their employees and representatives not to, directly or indirectly, solicit or initiate discussions or negotiations with any Person other than the Buyer with respect to the acquisition of the Business, the stock of the Company, or the stock of Great Lakes, whether by way of merger, purchase of capital stock, purchase of assets or otherwise (a "Possible Acquisition") it being understood that if a Person other than Buyer initiates such discussions or negotiations, SFI could have responded to, and may in the future respond to and enter into discussions or negotiations with such Person, and (ii) unless this First Amended Agreement is terminated and SFI has complied with the terms of
Section 14.5 hereof, SFI will not enter into a transaction with any Person other than the Buyer with respect to a Possible Acquisition.

     9.6  Noncompetition and Nonsolicitation.
          ----------------------------------

          9.6.1 During the two-year period commencing on the Closing Date, SFI and its Affiliates (excluding Affiliates who are natural persons) shall not directly or indirectly in the geographic area within one hundred (100) miles of the state of Michigan (a) engage in the sugar beet processing business or (b) disturb or attempt to disturb any exclusive business relationship between any third party and Buyer or its Affiliates. SFI understands that Buyer would not have agreed to purchase the stock of the Company and the stock of Great Lakes without having received this noncompetition covenant from SFI, and SFI acknowledges that it has entered into this noncompetition covenant as a material inducement to Buyer to consummate the transactions contemplated hereby.

          9.6.2 During the two-year period commencing on the Closing Date, SFI and its Affiliates shall not (excluding Affiliates who are natural persons) solicit or encourage any officer or employee employed by Buyer or its Affiliates in connection with the Business to leave the employ of Buyer or its Affiliates, nor solicit or offer for hire any individual who has been employed by SFI or the Company in connection with the Business at any time during the two-month period prior to the date hereof.

     9.7  Confidentiality.  SFI and its Affiliates acknowledge that all
          ---------------
"Evaluation Materials" (as defined in the Confidentiality Agreement defined below) provided to any of it and its Affiliates, agents and representatives by Buyer and its Affiliates, agents and representatives is subject to the terms of a confidentiality agreement earlier executed between SFI and Buyer (or one of their Affiliates or other beneficial owners) (the "Confidentiality Agreement"), attached hereto as Exhibit G, the terms of which are hereby incorporated herein
                   ---------
by reference. SFI acknowledges that any and all information provided or made available to it and its Affiliates, agents and representatives by or on behalf of Buyer concerning Buyer and its Affiliates shall remain subject to the terms and conditions of the Confidentiality Agreement after the Closing Date in accordance with the terms of the Confidentiality Agreement. Except to the extent mutually agreed upon by both parties or as expressly required by applicable law, SFI shall, and shall cause its Affiliates to, keep secret and confidential, for a period of five (5) years from the date of this First Amended Agreement, the terms of this First Amended Agreement and the Ancillary Agreements and the transactions contemplated hereby and thereby and not disclose the same, either directly or indirectly, to any other Person, or use the same in any way.

     9.8  RESERVED.
          --------

     9.9  RESERVED.
          --------

     9.10 RESERVED.
          --------

     9.11 Systems of the Company and Great Lakes.
          --------------------------------------

          9.11.1 Except as may conflict with or be prohibited by any applicable licenses or agreements, SFI shall provide sufficient time after Closing to allow the computer, telephone and other similar systems of the Company which are integrated with such systems maintained in

Sugar Land, Texas, or Savannah, Georgia, by or for Imperial and/or one or more of its various subsidiaries and affiliates to be separated into a stand-alone system to be operated independently by Buyer under the umbrella of the Company after Closing. Except as may conflict with or be prohibited by any applicable licenses or agreements, the time provided by SFI shall not extend beyond ninety
(90) days after Closing, or the end of the 2001-2002 Campaign, whichever is longer. Notwithstanding anything to the contrary contained in this First Amended Agreement, (i) only the computer software listed on Schedule 9.11.1(i) is owned
                                                    ------------------
by the Company, and, after Closing, neither Buyer nor the Company shall have any right or license to own or use any other software which may now be utilized by of for the benefit of the Company other than as permitted above in this Section 9.11.1, and (ii) all computer hardware used by the Company and located in the Company's offices in Saginaw, Michigan shall remain the property of the Company through and at the Closing, except for those items listed on Schedule
                                                             --------
9.11.1(ii).
----------

          9.11.2 Except as may conflict with or be prohibited by any applicable licenses or agreements, SFI shall provide sufficient time after the Closing Date to allow the computer, telephone and other similar systems of Great Lakes which are integrated with such systems maintained in Sugar Land, Texas, or Savannah, Georgia, by or for Imperial and/or one or more of its various subsidiaries and affiliates to be separated into a stand-alone system to be operated independently by Buyer under the umbrella of the Company or Great Lakes after the Closing Date. Except as may conflict with or be prohibited by any applicable licenses or agreements, the time provided by SFI shall not extend beyond ninety (90) days after the Closing Date. Notwithstanding anything to the contrary contained in this First Amended Agreement, the software listed on
Schedule 9.11.2 is not owned by the Company or Great Lakes, and, after the
---------------
Closing Date, neither Buyer, the Company nor Great Lakes shall have any right or license to use such software other than as permitted above in this Section
9.11.2. Notwithstanding anything to the contrary contained in this First Amended Agreement, (i) only the computer software listed on Schedule 9.11.2(i)
                                                            ------------------
is owned by Great Lakes, and, after the Closing Date, neither Buyer nor Great Lakes shall have any right or license to own or use any other software which may now be utilized by of for the benefit of Great Lakes other than as permitted above in this Section 9.11.1, and (ii) all computer hardware used by Great Lakes and located in Great Lake's offices in Fremont, Ohio shall remain the property of Great Lakes or the Company through and at the Closing Date, except for those items listed on Schedule 9.11.2(ii).
                -------------------


                                   ARTICLE 10

                    REPRESENTATIONS AND WARRANTIES OF BUYER

     Buyer hereby represents and warrants to SFI as follows:

     10.1 Authority; No Conflicts.
          -----------------------

          10.1.1 Buyer is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation. Buyer has all requisite corporate power and authority to enter into this First Amended Agreement and the Ancillary Agreements and to consummate the transactions contemplated hereby and thereby. All requisite corporate action required to be taken by Buyer to authorize the execution, delivery and performance of this First Amended Agreement and the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby has been taken. This First Amended Agreement has been duly executed and delivered by Buyer, and the Ancillary Agreements have been duly and validly executed and delivered by both parties. This First Amended Agreement and the Ancillary Agreements constitute, or will constitute, as applicable, valid and binding obligations of Buyer, enforceable against Buyer in accordance with their terms, except to the extent that enforceability of the terms and provisions of this First Amended Agreement and Ancillary Agreements is subject to the effect of applicable bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium or other laws relating to or affecting creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          10.1.2 The execution and delivery by Buyer of this First Amended Agreement and the Ancillary Agreements do not, and the consummation by Buyer of the transactions contemplated hereby and thereby and compliance by Buyer with the terms hereof, and thereof will not, conflict with, or result in any violation of or default under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a benefit under, or require any consent, authorization, approval or action by or notice to any third party or court or governmental body under any provision of (a) the certificate of incorporation or bylaws of Buyer, (b) any note, bond, mortgage, indenture, deed of trust, license, lease, contract, commitment, agreement or arrangement to which Buyer is a party, or (c) any material judgment, order or decree, or any material statute, law, ordinance, rule or regulation applicable to Buyer or its property or assets, other than any such conflicts, violations, defaults or rights that, individually or in the aggregate, would not effect the ability of Buyer to consummate the transactions contemplated hereby.

     10.2 Actions and Proceedings, etc.  There are no (i) outstanding judgments,
          ----------------------------
orders, writs, injunctions or decrees of any court, governmental agency or arbitration tribunal against Buyer which have or would reasonably be expected to have a material adverse effect on the ability of Buyer to consummate the transactions contemplated hereby or (ii) actions, suits, claims or legal, administrative or arbitration proceedings or investigations pending or, to the knowledge of Buyer, threatened against Buyer, which directly relate to the transactions contemplated hereby.

     10.3 Availability of Funds.  Buyer has at Closing sufficient cash or other
          ---------------------
sources of immediately available funds, or irrevocable commitments from financial institutions (true and correct copies of which have been or will be delivered at Closing, to SFI), to enable it to consummate the transactions contemplated by this First Amended Agreement.

     10.4 Broker's or Finder's Fees.  Neither Imperial, nor any of the Imperial
          -------------------------
Affiliates, will, directly or indirectly, have any liability or expense as a result of undertakings or agreements of Buyer, for brokerage fees, attorneys' fees, finder's fees, agent's commissions or similar forms of compensation in connection with this First Amended Agreement, the Ancillary Agreements, or any agreement or transaction contemplated hereby or thereby.

                                   ARTICLE 11

                               COVENANTS OF BUYER

     Buyer covenants as follows:

     11.1 Confidentiality.   Buyer acknowledges that all "Evaluation Materials"
          ---------------
(as defined in the Confidentiality Agreement, attached as Exhibit G) provided to
                                                          ---------
any of it and its Affiliates, agents and representatives by SFI and its Affiliates, agents and representatives is subject to the terms of the Confidentiality Agreement earlier executed between SFI and Buyer (or one of their Affiliates or other beneficial owners) the terms of which are hereby incorporated herein by reference. Buyer acknowledges that any and all information provided or made available to it and its Affiliates, agents and representatives by or on behalf of SFI concerning SFI and its Affiliates shall remain subject to the terms and conditions of the Confidentiality Agreement after the Closing Date in accordance with the terms of the Confidentiality Agreement. Except to the extent mutually agreed upon by both parties or as expressly required by applicable law, Buyer shall, and shall cause its Affiliates to, keep secret and confidential, for a period of five (5) years from the date of this First Amended Agreement, the terms of this First Amended Agreement and the Ancillary Agreements and the transactions contemplated hereby and thereby and not disclose the same, either directly or indirectly, to any other Person, or use the same in any way.

     11.2 No Additional Representations.  Buyer acknowledges that neither any of
          -----------------------------
the Imperial Companies nor any other Person or entity has made any representation or warranty, express or implied, except as expressly set forth in this First Amended Agreement, including but not limited to any implied representation or warranty as to the maintenance, repair, condition, quality, suitability, design, marketability, merchantability, fitness for a particular purpose or conformity to models or samples of any asset and that, EXCEPT FOR THE EXPRESS REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS FIRST AMENDED AGREEMENT, BUYER TAKES THE STOCK OF THE COMPANY AND THE STOCK OF GREAT LAKES AND ASSETS PURCHASED OR TO BE PURCHASED HEREUNDER ON AN "AS IS" AND "WHERE IS" BASIS, WITH ALL FAULTS, AND THE IMPERIAL COMPANIES EXPRESSLY DISCLAIM ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AS TO THE MAINTENANCE, REPAIR, CONDITION, QUALITY, SUITABILITY, DESIGN OR MARKETABILITY OF ANY STOCK OR ASSETS BEING SOLD HEREUNDER, AND FURTHER DISCLAIM ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, OR MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR CONFORMITY TO MODELS OR SAMPLES OF ANY OF THE ASSETS BEING SOLD HEREUNDER.
Buyer further agrees that neither any of the Imperial Affiliates nor any other Person or entity will have or be subject to any Liability to Buyer or any other Person resulting from the distribution to Buyer, or Buyer's use of, any information, document, or material made available to Buyer in any "data rooms," management presentations or supplemental due diligence information provided to Buyer, in connection with discussions or access to management of the businesses of the Company or Great Lakes or in any other form in expectation of the transactions contemplated by this First Amended Agreement, except to the extent that any of the foregoing information is specifically included in, the subject of or incorporated into, a representation or warranty contained in this First Amended Agreement.

     11.3 Nonsolicitation.  During the two-year period commencing on the Closing
          ---------------
Date, Buyer and its Affiliates (excluding Affiliates who are natural persons) shall not solicit or encourage any officer or employee employed by SFI or its Affiliates in connection with the Business (other than the Employees who are offered employment and who accept such employment in accordance with Section
12.10 hereof) to leave the employ of SFI, or its Affiliates.

     11.4 License.  With respect to any and all Intellectual Property
          -------
constituting manufacturing know-how and processes of the Company or Great Lakes that does not relate exclusively to any of the Products or the Business (the "Manufacturing I/P"), Buyer agrees that, after the Closing Date and upon SFI's request for, and identification of, such Manufacturing I/P, Buyer will grant, or will cause the Company and/or Great Lakes to grant, to SFI or any Affiliate of SFI, without any further consideration, a non-exclusive, fully-paid up, perpetual license for such Manufacturing I/P identified by SFI in such request.

     11.5 Industrial Development Bonds.  Buyer agrees that, after the Closing,
          ----------------------------
it will timely pay and satisfy in full, or will cause the Company to timely pay and satisfy in full, those industrial development bonds (collectively the "IDB") relating to the Company having a face value of approximately Eighteen Million Five Hundred Thousand Dollars ($18,500,000.00) in accordance with the payment terms and other conditions set forth in the agreements governing the IDB (collectively the "IDB Agreement"), or on such other terms and conditions as may be made by Buyer in lieu of the terms and conditions set forth in the IDB Agreement. Notwithstanding anything to the contrary in this First Amended Agreement, this covenant shall survive the Closing until such time as all of said bonds have been paid in full in accordance with the payment terms and other conditions set forth in the plan or reorganization filed, or to be filed, in the Cases, or on such other terms and conditions as may be made by Buyer. Buyer further agrees that any default of the IDB Agreement (as existing or hereafter duly amended) that is caused by the Buyer shall also be deemed to be a default under the Credit Agreement, said default entitling Imperial to seek any and all remedies available under the Credit Agreement and applicable law.


                                   ARTICLE 12

                                MUTUAL COVENANTS

     SFI and Buyer covenant and agree as follows:

     12.1 Consents, etc.
          -------------

          12.1.1 Buyer acknowledges that, as a result of the transfer of the stock of the Company and/or change in control of the Company, the transfer of the stock of Great Lakes and/or a change in control of Great Lakes, and/or the transfer of the Ragus Assets, certain consents may be required from parties to the Imperial Contracts, the SFI Contracts, the Company

Contracts, the Great Lakes Contracts, and the Ragus Contracts and such consents have not been obtained as of the date hereof. SFI agrees to use its commercially reasonable best efforts to obtain the consents, approvals, exemptions or authorizations to the Imperial Contracts disclosed on Schedule 8.1.1 and 8.1.2
                                                      ------------------------
and required for the closing of the sale and transfer of the stock of the Company and the stock of Great Lakes. Ragus agrees to use its commercially reasonable best efforts to obtain prior to the Ragus Transfer Date the consents, approvals, exemptions or authorizations to the Ragus Contracts disclosed on
Schedule 8.1.3 and required for the closing of the sale and transfer of the
--------------
Ragus Assets. Each of the consents, approvals, exemptions or authorizations to the Imperial Contracts, the SFI Contracts, the Company Contracts, the Great Lakes Contracts or the Ragus Contracts are referred to individually as a "Required Consent" and collectively as the "Required Consents".

          12.1.2 With respect to any of the Company Contracts or the Great Lakes Contracts which have provisions prohibiting a change in control and with respect to which a consent to such change in control may not be obtained from parties to the contract (individually, a "Nontransferable Contract" and collectively the "Nontransferable Contracts"), Buyer shall have the right to require that SFI enter into such alternative arrangements and agreements with Buyer as are reasonably practicable in order to permit Buyer to realize, receive and enjoy substantially the full economic and legal rights and benefits, including performing any such Nontransferable Contract, to the extent it relates to the Business, as agent for an for the account of Buyer, for a period up to twelve months following the Closing Date with respect to Nontransferable Contracts of the Company and Great Lakes.; provided, that, Buyer shall defend, indemnify, hold harmless, and reimburse SFI for any and all claims, costs, expenses, losses and liabilities incurred in connection with such alternative arrangements and agreements.

     12.2 Cooperation.  Buyer and SFI shall cooperate with each other and shall
          -----------
cause their respective officers, employees, agents and representatives to cooperate with each other for a period of six months after the Closing to provide for an orderly transition of the businesses and assets conveyed hereunder to Buyer and to minimize the disruption to the respective businesses of the parties hereto resulting from the transactions contemplated hereby.

     12.3 Publicity.  Except as required by the Court or applicable law, SFI and
          ---------
Buyer agree that, through the close of the Closing Date, no public release or announcement concerning the transactions contemplated hereby shall be issued or made by any party without the prior consent of the other party (which consent shall not be unreasonably withheld), except as such release or announcement may be required by law or the rules or regulations of any United States securities exchange, in which case the party required to make the release or announcement, to the extent practicable, shall allow the other party reasonable time to comment on such release or announcement in advance of such issuance. SFI and Buyer also shall coordinate announcements to employees of SFI and/or the Company upon signing of this First Amended Agreement. Notwithstanding the foregoing, SFI and Buyer shall cooperate to prepare a joint press release to be issued on the Closing Date and, upon the request of either SFI or Buyer. SFI and Buyer agree to keep the terms of this First Amended Agreement confidential, except to the extent required by applicable law or for financial reporting purposes and except that the parties may disclose such terms to their respective accountants and other representatives as necessary in connection with the ordinary conduct of their respective businesses (so long as such Persons agree to keep the terms of this First Amended Agreement confidential). It is understood that the essential terms of this First Amended Agreement may be disclosed by Buyer to the growers who are prospective members of Buyer.

     12.4 Efforts to Close.  Subject to the terms of this First Amended
          ----------------
Agreement, each party shall use commercially reasonable efforts to cause the Closing to occur, including taking all commercially reasonable actions necessary or desirable to cause the conditions to Closing set forth in Section 7.3 hereof to be satisfied.

     12.5 Compliance.  Buyer and SFI shall each file or cause to be filed any
          ----------
notifications or applications required to be filed with respect to the transactions contemplated hereby, and any other acts, statutes, legislation or regulations as may be applicable with respect to the transactions contemplated hereby. Buyer and SFI shall bear the costs and expenses of their respective filings. Buyer and SFI shall each use commercially reasonable efforts to make such filings promptly following the date hereof, to respond to any requests for additional information made by any applicable agencies.

     12.6 Sales and Transfer Taxes, etc.  Buyer shall pay all Transfer Taxes
          -----------------------------
that may be imposed upon Buyer or SFI as a result of the sale and transfer of the stock of the Company, the stock of Great Lakes, and/or any of the assets to be transferred hereunder (including without limitation any taxes, filing or recording fees or expenses payable in connection with the sale and transfer, and recordation of such transfer, of the Intellectual Property, and any stamp, documentary, duty or other tax or fee chargeable in respect of any instrument transferring property), together with any and all penalties, interest and additions to tax with respect thereto, and SFI and Buyer shall cooperate in timely making all filings, returns, reports and forms, as may be required to comply with the provisions of such tax laws. Buyer and SFI shall also cooperate in providing each other with appropriate resale exemption certifications and other similar tax and fee documentation.

     12.7 Books and Records.  Buyer and SFI agree that SFI may maintain copies
          -----------------
of any books and records and other financial data (collectively, the "Records") of the Company and/or Great Lakes. Buyer agrees to give SFI and its representatives reasonable cooperation, as needed, during normal business hours and upon reasonable notice, with respect to the Records of the Company and/or Great Lakes which the Buyer shall, directly or indirectly, obtain as a result of the transactions contemplated hereby, and SFI agrees to give Buyer and its representatives reasonable cooperation, as needed, during normal business hours and upon reasonable notice, with respect to the books and records and other financial data relating to the businesses and assets transferred hereunder and retained by SFI, in each ease as may be necessary for general business purposes, including the preparation of tax returns and financial statements and the management and handling of tax audits; provided, that, such cooperation, access
                                       --------  ----
and assistance does not unreasonably disrupt the normal operations of Buyer or SFI. All such copies of Records and any information obtained by either party in connection with the foregoing shall be treated as confidential information under the terms of Sections 9.7 and 11.1 hereof.

     12.8 Ancillary Agreements.  Buyer and SFI recognize that binding Ancillary
          --------------------
Agreements have been duly executed by all necessary parties, and that such Ancillary

Agreements operate separately and independently from this First Amended Agreement, and shall survive any termination or expiration of this First Amended Agreement.

     12.9  Use of Trademarks.  SFI agrees that Buyer shall be permitted, for the
           -----------------
term of the Marketing Agreement to use, without any further consideration, exclusively on and in connection with the manufacture, packaging, distribution, marketing and sale of the Products, the existing packaging materials and labels included in the inventory that bear any of the trademarks listed or described on
Schedule 8.3 and any of SFI's Universal Product Codes or similar bar codes
------------
relating to the Products.

     12.10 Buyer's Covenants as to Employees.
           ---------------------------------

           12.10.1 Buyer shall cause the Company and Great Lakes, each when acquired, to honor the Current Michigan Union Contract (as defined hereinabove) and the Current Ohio Union Contract (as defined hereinabove), as such may be amended. SFI shall cause the Company and/or Great Lakes to use their best efforts to negotiate a one (1) year extension to the existing union contracts, and Buyer shall use its best efforts to cooperate with SFI in connection with said negotiations.

           12.10.2 Buyer understands and acknowledges that a number of employees integral to the operation of the Company and/or Great Lakes were, prior to the Closing Date, employed by Imperial Distributing, Inc. ("IDI"), a list of which employees was provided to the Buyer prior to Closing (the "IDI Employees"). Said IDI Employees have been transferred to the payroll of the Company, and Buyer agrees to extend, or to cause the Buyer to extend, on the Closing Date offers of employment to each of the IDI Employees for positions substantially similar to such employees' positions immediately prior to Closing and at salary or wages, as the case may be, at least as great as the salary or wages such employee had immediately prior to Closing, which employment would begin on the Closing Date. A list of employees who have performed work for the Company in the past but who shall remain IDI Employees after the Closing is provided at Schedule 12.10.2.
            ----------------

           12.10.3 Buyer shall also provide, or shall cause the Company to provide, to the IDI Employees specific employee benefit plans and arrangements as provided in this Section. For those IDI employees who accept employment with Buyer or the Company and those employees employed by the Company at Closing, Buyer shall offer, or shall cause the Company to offer, immediately following the Closing, to such employees employee benefits that, in the aggregate, are substantially comparable to those employee benefits (including but not limited to group health insurance and other insurance plans) which such employees were provided with when employed by Imperial, SFI, IDI or the Company immediately prior to the Closing.

           12.10.4 With respect to those IDI Employees who accept employment with Buyer or the Company at or after Closing, Buyer shall be, or shall cause the Company to be, solely responsible for all severance and benefit claims related to the such employees while employed by Buyer or the Company, and SFI shall be, or shall cause IDI to be, solely responsible for all severance and benefit claims related to the such employees while employed by IDI. With respect to those IDI Employees who do not accept employment with Buyer or the

Company at or after Closing, SFI shall be, or shall cause IDI to be, solely responsible for all severance and benefit claims related to the such employees for time periods while employed by IDI. Buyer shall immediately reimburse SFI for any expenses incurred by SFI and/or IDI which are the responsibility of Buyer or the Company pursuant to this Section 12.10, and SFI shall immediately reimburse Buyer for any expenses incurred by Buyer or the Company which are the responsibility of SFI or IDI pursuant to this Section 12.10.

           12.10.5 With respect to those IDI Employees who accept employment with Buyer or the Company and are on disability leave, authorized leave of absence, military service, or lay-off at the time of Closing shall continue to be employed by Buyer or the Company at least to the same extent, if any, as IDI would be required to offer or continue employment in accordance with applicable Law.

           12.10.6 Buyer shall cooperate with SFI and/or IDI in making any notices required by the Workers Adjustment Retraining Notification Act or other Federal or state laws, if applicable.

           12.10.7 For all IDI Employees and all employees of the Company, Buyer shall grant service credit under Buyer's or the Company's employee benefit plans for eligibility and for vesting purposes equal to years of service with SFI, IDI or the Company, as the case may be.

           12.10.8 IDI Employees, the Company's employees, and their dependents shall be entitled to participate in Buyer's or the Company's employee benefit plans as of and after the Closing Date and Buyer will contact Buyer's benefit providers and use its reasonable efforts to attempt to obtain waivers as to any preexisting conditions and restrictions under Buyer's employee welfare benefit plans to the extent these conditions and restrictions have been waived under Imperial's applicable plans and will use its reasonable efforts to attempt to induce said benefit providers to honor any deductible and out-of-pocket expenses incurred by Employees and their dependents under Imperial's plans during the portion of the calendar year preceding the Closing Date.

           12.10.9 SFI shall retain and be responsible for, and shall indemnify and hold harmless Buyer and the Company against all liabilities in connection with claims incurred prior to the Closing Date by employees of the Company and other current and former employees of the Company associated with the Company prior to Closing Date and their eligible dependents under any of the employee welfare benefit plans (as described in Section 3(1) of ERISA) which covered said employees and dependents, including claims incurred prior to the Closing Date filed following the Closing Date. Buyer and the Company shall be responsible for all liabilities in connection with claims incurred on and after the Closing Date by employees or their dependents under any of Buyer's or the Company's employee welfare benefit plans (as defined in Section 3(1) of ERISA) covering such employees or dependents. For purposes of this Section, a claim shall be incurred on the date treatment or service is first rendered.

           12.10.10 At and after Closing, Buyer will, or will cause the Company to, assume and pay, or make available, to each IDI Employee and each employee of the Company, all vacation earned and accrued but not paid prior to the Closing Date. At and after Closing, IDI Employees and the employees of the Company shall commence accruing vacation pursuant to Buyer's or the Company's vacation policies existing at the Closing Date. At and after Closing, Buyer will, or will cause the Company to, honor all personal and sick days accrued by IDI Employees and employees of the Company prior to the Closing Date to the same extent required to be honored under such employee's plans, programs, policies and arrangements as of the Closing Date.

           12.10.11 Effective as of the Closing Date, the accrual of benefits by the IDI Employees or the Company's employees under Imperial's or its Affiliates pension plans ("Imperial's Pension Plans") by the IDI Employees and the Company's employees shall cease. SFI shall thereafter cause to be paid to the IDI Employees and the Company Employees the benefits vested and accrued under Imperial's Pension Plans when the same shall be payable pursuant to the terms thereof.

           12.10.12 SFI shall retain and be responsible for, and shall indemnify and hold harmless Buyer and the Company against all liabilities in connection with claims arising out of or in connection with a breach of fiduciary duty or violation of the applicable requirements of ERISA, the Code and other applicable laws occurring prior to the Closing Date with respect to each employee benefit plan covering employees of the Company and occurring prior to the Closing Date with respect to each employee benefit plan covering employees of Great Lakes. Likewise, Buyer and the Company shall be responsible for, and shall indemnify and hold Imperial, SFI and their respective Affiliates harmless, from and against all liabilities in connection with claims arising out of or in connection with a breach of fiduciary duty or violation of the applicable requirements of ERISA, the Code, or any other applicable laws occurring after the Closing Date with respect to each of Buyer's or the Company's employee benefit plans and after the Closing Date with respect to each of Great Lake's employee benefit plans.

           12.10.13 Within 90 days of the Closing Date, Buyer shall extend to the IDI Employees hired by the Buyer or the Company at Closing, and to the Company's employees, coverage under Buyer's defined contribution plan qualified under Section 401(k) of the Code ("Buyer's Savings Plan"). Within 180 days after the receipt (i) by SFI of a copy of Buyer's Savings Plan and either the most recent IRS determination letter received by Buyer in respect of Buyer's Savings Plan or an opinion of Buyer's counsel stating that the form of Buyer's Savings Plan meets in all material respects the qualification requirements under
Section 401(a) of the Code and (ii) by Buyer of a copy of SFI's savings plan and either the most recent IRS determination letter received by SFI in respect of SFI's savings plan or an opinion of SFI's counsel stating that the form of SFI's savings plan meets in all material respects the qualification requirements under
Section 401(a) of the Code, whichever is later, SFI shall cause the Trustees of SFI's savings plan to transfer to the Trustees of Buyer's Savings Plan an amount in cash equal to the aggregate account balances of said employees.

           12.10.14 Buyer and SFI agree to cooperate with one another and to exchange such records and other information as may be necessary from time to time to effectuate the agreements set forth in this Section 12.10.

          12.10.15 Not later than 21 days prior to Closing, Buyer shall deliver to SFI the terms and conditions of employment, including but not limited to the terms of all employee benefits, which will apply to the IDI Employees and the Company's employees following Closing. Not later than 21 days prior to Closing, Buyer shall deliver to SFI the terms and conditions of employment, including but not limited to the terms of all employee benefits, which will apply to the Great Lake's employees following the Closing.

          12.10.16 Buyer acknowledges that all of the Company's and Great Lakes' employee benefit plans are maintained by Imperial for Imperial and some or all of its various affiliates, rather than solely by the Company and/or Great Lakes, with the exception of the Company's group health insurance plans which are maintained by the Company for the Company and Great Lakes. Accordingly, Buyer acknowledges that, at the Closing, the Company's participation in all employee benefit plans not maintained solely by the Company shall terminate, and Buyer shall be solely responsible for providing any successor or alternate plans.

          12.10.17 Prior to the Closing, SFI shall contribute the amount necessary, if any, to each employee pension benefit plan maintained by Company pursuant to a collective bargaining agreement (other than a multiemployer plan within the meaning of Section 3(37) of ERISA) such that after such contribution the market value of the assets under such plan equals or exceeds the present value of all vested liabilities thereunder determined in accordance with the assumptions used for funding standard account purposes on the Form 5500 Schedule B for 1999. The market value of assets used for this calculation shall not be less than the market value as of December 31, 2001 adjusted for contributions and disbursements through the Closing. SFI shall indemnify and hold harmless the Buyer and the Company against any funding shortfall existing in such plan as of the Closing.

          12.10.18 Buyer covenants and agrees that, as of the Closing, Buyer assumes all obligations relating to post-retirement welfare plans covering employees or former employees of the Company or its subsidiaries, which obligation is summarized in the attached Schedule 12.10.18.
                                         -----------------

    12.11 Further Assurances.  From time to time, as when requested by any
          ------------------
party hereto, the other party hereto shall execute and deliver, or cause to be executed and delivered, all such documents and instruments and shall take, or cause to be taken, all such further or other actions, as such other party may reasonably deem necessary or desirable to consummate the transactions contemplated by this First Amended Agreement.


                                  ARTICLE 13

                                INDEMNIFICATION

     13.1 Indemnification.
          ----------------

          13.1.1  Indemnification by SFI:  SFI shall indemnify Buyer, its
                  ----------------------
Affiliates and each
of their respective officers, directors, employees and agents and hold them harmless from any loss, Liability, damage or expense (including reasonable legal fees and expenses) including, but not limited to, environmental liabilities not disclosed by Seller to Buyer ("Losses") suffered or incurred by any such indemnified party to the extent arising from (i) any breach of any representation or warranty of SFI contained in this First Amended Agreement or
(ii) any breach of any covenant of SFI contained in this First Amended Agreement; provided, however, that, SFI shall not have any liability under clauses (i) and (ii) above unless the aggregate of all Losses relating thereto for which SFI would, but for this proviso, be jointly and severally liable exceeds on a cumulative basis an amount equal to $250,000.00 in the aggregate (the "SFI Basket Amount"), in which case SFI shall be obligated, to indemnify any such indemnified party for the entire amount of all such Losses without deduction; provided further, however, that the aggregate liability of SFI under clauses (i) and (ii) of above shall in no event exceed $20,000,000 (the "SFI Cap Amount"). In the event SFI fails to perform its obligations under this Section
13.1.1 and, upon written notice to Imperial by Buyer within 15 days of such failure to perform by SFI, Imperial shall indemnify Buyer under the terms of this 13.1.1, provided that the aggregate liability of Imperial under Section
13.1.1 shall not exceed $10,000,000.

          13.1.2  Indemnification by Ragus:  Ragus shall indemnify Buyer, its
                  ------------------------
Affiliates and each of their respective officers, directors, employees and agents and hold them harmless from all Losses suffered or incurred by any such indemnified party to the extent arising from (i) any breach of any representation or warranty of Ragus contained in this First Amended Agreement or
(ii) any breach of any covenant of Ragus contained in this First Amended Agreement; provided, however, that, Ragus shall not have any liability under clauses (i) and (ii) above unless the aggregate of all Losses relating thereto for which Ragus would, but for this proviso, be jointly and severally liable exceeds on a cumulative basis an amount equal to $10,000.00 in the aggregate (the "Ragus Basket Amount"), in which case Ragus shall be obligated, to indemnify any such indemnified party for the entire amount of all such Losses without deduction; provided further, however, that the aggregate liability of Ragus under clauses (i) and (ii) of above shall in no event exceed $250,000 (the "Ragus Cap Amount").

          13.1.3  Indemnification by Imperial:  Imperial shall indemnify Buyer,
                  ---------------------------
its Affiliates and each of their respective officers, directors, employees and agents and hold them harmless from any loss, Liability, damage or expense (including reasonable legal fees and expenses) ("Losses") suffered or incurred by any such indemnified party to the extent arising from (i) any breach of any representation or warranty of Imperial contained in this First Amended Agreement or (ii) any breach of any covenant of Imperial contained in this First Amended Agreement; provided, however, that, Imperial shall not have any liability under clauses (i) and (ii) above unless the aggregate of all Losses relating thereto for which Imperial would, but for this proviso, be jointly and severally liable exceeds on a cumulative basis an amount equal to $100,000.00 in the aggregate (the "Imperial Basket Amount"), in which case Imperial shall be obligated, to indemnify any such indemnified party for the entire amount of all such Losses without deduction; provided further, however, that the aggregate liability of Imperial under clauses (i) and (ii) of above shall in no event exceed $1,000,000.00 (the "Imperial Cap Amount").

     13.2 Exclusive Remedy.  Except as otherwise expressly provided in the
          ----------------
Ancillary

Agreements, each party acknowledges and agrees that, from and after the Closing, its sole and exclusive remedy with respect to any and all claims relating to the subject matter of this First Amended Agreement shall be pursuant to the indemnification provisions set forth in this Article 13. In furtherance of the foregoing, each party hereby waives, from and after the Closing, to the fullest extent permitted under applicable law, any and all rights, claims and causes of action (other than tort claims of, or causes of action arising from, fraudulent misrepresentation or fraudulent breach) it may have against the other party or its Affiliates relating to the subject matter of this First Amended Agreement arising under or based upon any federal, state, local or foreign statute, law, ordinance, rule or regulation or otherwise.

     13.3 Indemnification by Buyer.  Buyer shall indemnify Imperial, SFI, Ragus
          ------------------------
and their respective Affiliates, officers, directors, employees, attorneys, and agents against and hold them harmless from any Losses suffered or incurred by any such indemnified party to the extent arising from (i) any breach of any representation or warranty of Buyer contained in this First Amended Agreement, or (ii) any breach of any covenant of Buyer contained in this First Amended Agreement, specifically including but not limited to the timely payment and satisfaction in full of the IDB's as set forth in Section 11.5; provided,
                                                                --------
however, that, Buyer shall not have any liability under clauses (i) and (ii)
-------
above unless the aggregate of all Losses relating thereto for which Buyer would, but for this proviso, be liable exceeds on a cumulative basis the SFI Basket Amount, in which case Buyer shall be obligated to indemnify any such indemnified party for the entire amount of all such Losses without deduction; provided
                                                                  --------
further, however, that the aggregate liability of Buyer under clauses (i) and
-------  -------
(ii) of  above shall in no event exceed the SFI Cap Amount.
               -----

     13.4 Calculation of Losses.  The amount of any and all Losses under this
          ---------------------
Article 13 shall be determined net of any amounts recovered by the indemnified party under any third-party insurance policies (but not self-insurance policies) that may be in effect with respect to such Losses. Any indemnity payment under this First Amended Agreement shall be treated as an adjustment to the Purchase Price for tax purposes. Notwithstanding anything contained in this First Amended Agreement to the contrary, no party hereto shall be entitled to make a claim against any other party to this First Amended Agreement for, or recover from any other party to this First Amended Agreement, lost profits or any consequential, indirect or punitive damages.

     13.5 Termination of Indemnification.  The obligations to indemnify and hold
          ------------------------------
harmless a party hereto pursuant to Sections 13.1 or 13.3 shall terminate with respect to a breach of a representation or warranty when any such representation or warranty terminates pursuant to Section 14.4 and shall terminate with respect to a breach of a covenant 12 months after the period of performance of any such covenant has expired; provided, however, that such obligations to indemnify and hold harmless shall not terminate with respect to any representation, warranty or covenant as to which the Person to be indemnified or the related party thereto shall have, prior to the expiration of the termination of the applicable period, previously made a claim by delivering a written notice (stating in reasonable detail the nature of, and factual basis for, any such claim for indemnification, and the provisions of this First Amended Agreement upon which such claim for indemnification is made) to the indemnifying party.

     13.6 Procedures Relating to Indemnification.
          --------------------------------------

          13.6.1 In order for a party to be entitled to any indemnification provided for under this Article 13 in respect of, arising out of or involving a claim or demand made by any Person against the indemnified party (a "Third Party Claim"), such indemnified party must notify the indemnifying party in writing, and in reasonable detail, of the Third Party Claim as promptly as reasonably possible after receipt by such indemnified party of notice of the Third Party Claim but in no event later than twenty (20) days; provided, however, that
                                                   --------  -------
failure to give such notification on a timely basis shall not affect the indemnification provided hereunder except to the extent the indemnifying party shall have been actually prejudiced as a result of such failure. Thereafter, the indemnified party shall deliver to the indemnifying party, as soon as practicable after the indemnified party's receipt thereof copies of all notices and documents (including court papers) received by the indemnified party relating to the Third Party Claim.

          13.6.2 If a Third Party Claim is made against an indemnified party, the indemnifying party shall be entitled to participate in the defense thereof and, if it so chooses and acknowledges its indemnification responsibility hereunder, to assume the defense thereof with counsel selected by the indemnifying party and reasonably satisfactory to the indemnified party. Notwithstanding any acknowledgment made pursuant to the immediately preceding sentence, the indemnifying party shall continue to be entitled to assert any limitation on its indemnification responsibility contained in the provisos to
Section 13.1 or Section 13.3, as applicable. Should the indemnifying party so elect to assume the defense of a Third Party Claim, the indemnifying party shall not be liable to the indemnified party for legal expenses subsequently incurred by the indemnified party in connection with the defense thereof, unless at the request of the indemnifying party. If the indemnifying party assumes such defense, the indemnified party shall have the right to participate in the defense thereof and to employ counsel, at its own expense (which expense shall not constitute a Loss unless the indemnified party reasonably determines that the indemnifying party is not adequately representing or, because of a conflict of interest, may not adequately represent, any interests of the indemnified party, and only to the extent that such expenses are reasonable), separate from the counsel employed by the indemnifying party, it being understood, however, that the indemnifying party shall control such defense. The indemnifying party shall be liable for the fees and expenses of counsel employed by the indemnified party for any period during which the indemnifying party has not assumed the defense thereof. If the indemnifying party chooses to defend any Third Party Claim, all the parties hereto shall cooperate in the defense or prosecution of such Third Party Claim. Such cooperation shall include the retention and (upon the indemnifying party's request) the provision to the indemnifying party of records and information which are reasonably relevant to such Third Party Claim, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. In connection with any Third Party Claim which the indemnifying party has elected to defend, the indemnifying party shall not, in defense of such Third Party Claim, except with the prior written consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which provides for any relief other than the payment of monetary damages to be paid solely by the indemnifying party and which does not include as an unconditional term thereof the giving to the indemnified party by the claimant or plaintiff of such Third Party Claim of a release from all liability in respect thereof. Whether or not the indemnifying party shall have assumed the defense of a Third Party Claim, the indemnified party shall not admit any liability with respect to, or settle, compromise or discharge, such Third Party Claim without the indemnifying party's prior written consent (which consent shall not be unreasonably withheld).

                                  ARTICLE 14

                                 MISCELLANEOUS

     14.1 Assignment.  Except as set forth below, this First Amended Agreement
          ----------
and any rights and obligations hereunder shall not be assignable or transferable by any party hereto without the prior written consent of all other parties hereto, which may be withheld for any or no reason, and any purported assignment without such consent shall be void and without effect; provided that, with respect to any assignment by Buyer which is approved with the prior written consent of SFI, Buyer shall not be relieved of any of Buyer's obligations or liabilities hereunder, and Buyer shall remain primarily liable hereunder for all obligations and liabilities of Buyer, whether due or arising before or after any such assignment.

     14.2 No Third-Party Beneficiaries.  This First Amended Agreement is for the
          ----------------------------
sole benefit of the parties hereto and their permitted assigns and nothing herein express or implied shall give or be construed to give to any Person, including any employee of a party hereto, other than the parties hereto and such permitted assigns, any legal or equitable rights hereunder.

     14.3 Termination.
          -----------

          14.3.1 Anything contained herein to the contrary notwithstanding this First Amended Agreement may be terminated and the transactions contemplated hereby abandoned at anytime prior to the Closing:

          14.3.1.1  by mutual written consent of SFI and Buyer;

          14.3.1.2 by SFI if any of the conditions set forth in Section 7.3.2 shall have become incapable of fulfillment and shall not have been waived by SFI; provided, however, that the party seeking termination pursuant to this subparagraph is not in breach of any of its representations, warranties, covenants or agreements contained in this First Amended Agreement;

          14.3.1.3 by Buyer if any of the conditions set forth in Section 7.3.1.1, Section 7.3.1.2, Section 7.3.1.3, Section 7.3.1.4, or Section 7.3.1.5
shall have become incapable of fulfillment, and shall not have been waived by Buyer provided, however, that the party seeking termination pursuant to this subparagraph is not in breach of any of its representations, warranties, covenants or agreements contained in this First Amended Agreement;

          14.3.1.4 by SFI or Buyer if the Closing does not occur on or prior to February 28, 2002; provided, however, that the party seeking termination
-----------------
pursuant to this Section 14.3.1.4 is not in breach of any of its representations, warranties, covenants or agreements contained in this First Amended Agreement;

          14.3.1.5  by Buyer if SFI breaches its covenants contained in Section
9.1 and fails to cure such breach within ten days after receiving written notice therefrom from Buyer;

  14.3.2 In the event of termination by SFI or Buyer pursuant to Section 14.3.1, written notice thereof shall forthwith be given to the other party and the transactions contemplated by this First Amended Agreement shall be terminated, without further action by any party. If the transactions contemplated by this First Amended Agreement are terminated as provided herein:

          14.3.2.1 Buyer shall return all documents and copies and other materials received from or on behalf of SFI relating to the transactions contemplated hereby, whether obtained before or after the execution hereof, to SFI;

          14.3.2.2 All confidential information received by Buyer with respect to the Assets, the Assumed Liabilities and the Business shall be treated in accordance with the Confidentiality Agreement, which shall remain in full force and effect notwithstanding the termination of this First Amended Agreement;

          14.3.2.3 If this First Amended Agreement is terminated and the transactions contemplated hereby are abandoned as described in this Section 14.3, this First Amended Agreement shall become void and of no further force and effect, except for the provisions of (i) Sections 9.7 and 11.1 relating to confidentiality, (ii) Section 12.3 relating to publicity, (iii) Section 14.5 relating to certain expenses, (iv) Section 14.18 relating to dispute resolution,
(v) this Section 14.3, (vi) the Facility Lease Agreement, (vii) the Marketing Agreement, (viii) the Factories Management Agreement; and (ix) and the Security Agreement. Nothing in this Section 14.3 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this First Amended Agreement prior to the date of termination or, solely with respect to Sections 9.5, 9.6, 9.7 and 11.1, to impair the right of any party to compel specific performance by another party of its obligations under such Sections.

  14.4    Survival of Representations. The representations and warranties in
          ---------------------------
this First Amended Agreement shall survive the Closing and shall terminate at the close of business on the 15-month anniversary of the Closing Date; provided, however, that the representations and warranties provided in (i) Article 8 which specifically and expressly concern Ragus shall survive the Closing and shall terminate at the close of business on the 15-month anniversary of the Ragus Transfer Date, (ii) Section 8.2 with respect to title to assets and Section 8.3 with respect to Intellectual Property survive the Closing for a period of three
(3) years and (ii) Section 8.8 with respect to taxes shall survive Closing for the period of the applicable statute of limitations for actions by a taxing authority against a taxpayer.

  14.5    Expense Reimbursement and Topping Fee.  In the event that (i) Buyer
          -------------------------------------
terminates this First Amended Agreement under Section 14.3.1.3 or Section
14.3.1.4 and SFI enters into a definitive agreement to sell or otherwise transfer the stock of the Company to a Person other than Buyer within 12 months of such termination, except in situations where Buyer has not been able to obtain financing adequate to cover the purchase contemplated in this First Amended

Agreement on or before February 28, 2002; or (ii) Buyer or SFI terminates this First Amended Agreement under Section 14.3.1.6; then SFI shall pay to Buyer an amount equal to (x) the amount of Buyer's reasonable, actual out-of-pocket costs and expenses actually incurred in connection with this First Amended Agreement and the transactions contemplated hereby (including, without limitation, reasonable expenses of counsel, expenses of financial advisors, expenses of consultants not to exceed $500,000 (the amount of (x), the "Expense Reimbursement Amount") plus (y) a fee in the amount of $3,000,000 (the amount
(y), the "Topping Fee"). In the event that this First Amended Agreement is terminated under any of the circumstances described in clauses (i) or (ii) of the preceding sentence, SFI shall pay the Expense Reimbursement Amount after this First Amended Agreement is terminated and within fifteen (15) days after written request therefore from Buyer which includes an itemized statement setting forth with reasonable specificity the costs, expenses and fees comprising the Expense Reimbursement Amount, and SFI shall pay the Topping Fee at and only upon a closing of a sale or transfer of the stock of the Company for aggregate consideration to SFI that is greater than the Closing Date Purchase Price.

     14.6 Expenses.  Whether or not the transactions contemplated hereby are
          --------
consummated, and except as otherwise specifically provided in Section 12.6 or elsewhere in this First Amended Agreement, all costs and expenses incurred in connection with this First Amended Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs or expenses.

     14.7 Amendment and Waiver.  This First Amended Agreement may be amended, or
          --------------------
any provision of this First Amended Agreement may be waived; provided that any such amendment or waiver shall be binding only if set forth in a writing instrument executed by all parties hereto referring specifically to the provision alleged to have been amended or waived. No course of dealing between or among any Persons having any interest in this First Amended Agreement shall be deemed effective to modify, amend or discharge any part of this First Amended Agreement or any rights or obligations of any Person under or by reason of this First Amended Agreement.

     14.8 Notices.  All notices or other communications required or permitted to
          -------
be given hereunder shall be in writing and shall be delivered by hand or sent by telecopy (with confirming copy sent by registered, certified or express mail or reputable overnight courier service), or sent, postage prepaid, by registered, certified or express mail, or reputable overnight courier service and shall be deemed given when so delivered by hand, telexed, cabled or telecopied, or if mailed, three days after mailing (one business day in the case of express mail or overnight courier service), as follows:

          if to Buyer,

          Michigan Sugar Beet Growers, Inc.
          485 Plaza North
          4800 Fashion Square Blvd.
          Saginaw, Michigan 48604
          Attention:  Richard E. Leach, Jr.

            Fax: 517-792-7165

            with a copy to:

            Randon W. Wilson
            Jones, Waldo, Holbrook & McDonough
            170 South Main, Suite 1500
            Salt Lake City, Utah 84101
            Fax: (801) 328-0537

            if to SFI,

            Imperial Sugar Company
            8016 Highway 90A, P.O. Box 9
            Sugar Land, Texas  77487
            Attention:  William F. Schwer,
                        Executive Vice President and General Counsel
            Fax:  281-490-9881

            with a copy to:

            James K. Austin
            Maury B. Rothschild
            Ellis, Painter, Ratterree & Bart LLP
            2 East Bryan Street, 10th Floor
            Savannah, Georgia  31412
            Fax:  912-233-2281

     14.9   Interpretation.  The headings and captions contained in this First
            --------------
Amended Agreement, in any Exhibit or Schedule hereto and in the table of contents to this First Amended Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this First Amended Agreement. Any capitalized terms used in any Schedule or Exhibit and not otherwise defined therein shall have the meanings set forth in this First Amended Agreement. The use of the word "including" herein shall mean "including without limitation."

     14.10  No Strict Construction.  Notwithstanding the fact that this First
            ----------------------
Amended Agreement has been drafted or prepared by one of the parties, both Buyer and SFI confirm that both they and their respective counsel have reviewed, negotiated and adopted this First Amended Agreement as the joint agreement and understanding of the parties, and the language used in this First Amended Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any Person.

     14.11  Counterparts.  This First Amended Agreement may be executed in any
            ------------
number of identical multiple counterparts and may be delivered by facsimile transmission (including by means of telecopied signature pages), all of which shall be considered one and the same agreement, and shall become effective when signed by each of the parties and delivered to the other party.

     14.12  Entire Agreement.  This First Amended Agreement and the other
            ----------------
agreements referred to herein (including, but not limited to, the Ancillary Agreements and the Confidentiality Agreement) contain the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings, whether written or oral, relating to such subject matter.

     14.13  Schedules.  The disclosures in the Schedules hereto are to be taken
            ---------
as relating to the representations and warranties of each and all of the Imperial Parties. The inclusion of information in the Schedules hereto shall not be construed as an admission that such information is material to the transactions contemplated hereby. In addition, matters reflected in the Schedules are not necessarily limited to matters required by this First Amended Agreement to be reflected in such Schedules. Such additional matters are set forth for informational purposes only and do not necessarily include other matters of a similar nature.

     14.14  Representation by counsel; Interpretation.  The parties hereto each
            -----------------------------------------
acknowledges that it has been represented by counsel in connection with this First Amended Agreement and the transactions contemplated hereby. Accordingly, any rule of law or any legal decision that would require interpretation of any claimed ambiguities in this First Amended Agreement against the party that drafted it has no application and is expressly waived.

     14.15  Severability.  Whenever possible, each provision of this First
            ------------
Amended Agreement shall be interpreted in such manner as to be valid and effective under applicable law, but if any provision of this First Amended Agreement or the application of any such provision to any Person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof.

     14.16  Governing Law.  This First Amended Agreement shall be governed by
            -------------
and construed in accordance with the internal laws of the State of Delaware (without giving effect to its conflict of law principles).

     14.17  Exhibits and Schedules.  All Exhibits and Schedules annexed hereto
            ----------------------
or referred to herein are hereby incorporated in and made a part of this First Amended Agreement as if set forth in full herein.

     14.18  Dispute Resolution.
            ------------------

            14.18.1  Negotiation.  In the event of any dispute or disagreement
                     -----------
between the parties hereto as to the interpretation of any provision of this First Amended Agreement (or the performance of obligations hereunder), the matter, upon written request of any party, shall be referred to legal representatives of the parties for decision, each party being represented by a lawyer of its choice (the "Representatives"). The Representatives shall promptly meet in an agreed upon fashion in good faith effort to resolve the dispute. If the Representatives do not agree upon a decision within 30 calendar days after reference of the matter to them, each party

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

shall be free to exercise the remedies available to it under Section 14.18.2.

          14.18.2  Arbitration.   Any controversy, dispute or claim arising out
                   -----------
of or relating in any way to this First Amended Agreement or the other agreements contemplated hereby or the transactions arising hereunder or thereunder (the "Dispute") that cannot be resolved by negotiation pursuant to
Section 14.18.1 shall, except as otherwise provided in Section 7.2 with respect to matters to be settled pursuant to the procedure set forth in said Section 7.2, be settled exclusively by arbitration in the City of Chicago, Illinois, except in the event the parties elect for the dispute to be governed by the Court, as provided for in Section 14.18.3. Such arbitration will apply the laws of the State of Delaware and the Commercial Arbitration Rules of the American Arbitration Association to resolve the dispute. Such arbitration shall be conducted by three independent and impartial arbitrators, one of whom shall be appointed by SFI and one of whom shall be appointed by Buyer. The arbitrators shall render an opinion setting forth findings of fact and conclusions of law with the reasons therefor stated. A transcript of the evidence adduced, at the hearing shall be made and shall, upon request, be made available to either party. The fees and expenses of the arbitrators shall be shared equally by the parties and advanced by them from time to time as required; provided that at the conclusion of the arbitration, the arbitrators may award costs and expenses (including the costs of the arbitration previously advanced and the fees and expenses of attorneys, accounts and other experts). No pre-arbitration discovery shall be permitted, except that the arbitrators shall have the power in their sole discretion, on application by either party, to order pre-arbitration examination of the witnesses and documents that the other party intends to introduce in its case-in-chief at the arbitration hearing. The arbitrators shall render their award within 90 days of the conclusion of the arbitration hearing. The arbitrators shall not be empowered to award to either party any punitive damages in connection with any dispute between them arising out of or relating in any way to their Agreement or the other agreements contemplated hereby or the transactions arising hereunder or thereunder, and each party hereby irrevocably waives any right to recover such damages. To the extent possible, the arbitration hearings and award shall be maintained in confidence. Notwithstanding anything to the contrary provided in this Section
14.18.2 and without prejudice to the above procedures, either party may apply to any court of competent jurisdiction for temporary injunctive or other provisional judicial relief or to specifically enforce the terms of this First Amended Agreement if such action is necessary to avoid irreparable damage or to preserve the status quo until such time as the arbitration panel is convened and available to hear such party's request for temporary relief. The award rendered by the arbitrators shall be final and not subject to judicial review and judgment thereon may be entered in any court of competent jurisdiction.



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                                       41
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     IN WITNESS WHEREOF, the parties have caused this First Amended Agreement to be duly executed as of the date first written above.

                            IMPERIAL SUGAR COMPANY


                            By: /s/ Karen L. Mercer
                                ---------------------

                            Name: Karen L. Mercer
                                  -------------------

                            Title: V.P. and Treasurer
                                   ------------------

                            SAVANNAH FOODS & INDUSTRIES, INC.


                            By: /s/ Karen L. Mercer
                                ---------------------

                            Name: Karen L. Mercer
                                  -------------------

                            Title: Treasurer
                                   ------------------


                            MICHIGAN SUGAR COMPANY


                            By: /s/ Karen L. Mercer
                                ---------------------

                            Name: Karen L. Mercer
                                  -------------------

                            Title: Treasurer
                                   ------------------

                            RAGUS HOLDINGS, INC.


                            By: /s/ Karen L. Merecer
                                ---------------------

                            Name: Karen L. Mercer
                                  -------------------

                            Title: Treasurer
                                   ------------------

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signature page]



                                       42
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                            MICHIGAN SUGAR BEET GROWERS, INC.


                            By: /s/ Richard J. Maurer
                                --------------------------
                               Name: Richard J. Maurer
                               Title: Chairman of the Board

                                       43